                                                                   Exhibit 10.20

                                     LEASE



                        STERLING NETWORK EXCHANGE, LLC,
                     a Delaware limited liability company

                                 ("Landlord")

                                      and

                                 INFLOW, INC.,
                            a Delaware corporation

                                  ("Tenant")

                               TABLE OF CONTENTS

                                                               Page

ARTICLE 1. TERM AND POSSESSION...................................4

  1.1  Term......................................................4
  1.2  Surrender.................................................4
  1.3  Holdover..................................................4
  1.4  Option to Renew...........................................4

ARTICLE 2. RENT..................................................5

  2.1  Base Rent ................................................5
  2.2  Adjustments...............................................6
  2.3  Late Charges .............................................6
  2.4  Nature of Payments .......................................6

ARTICLE 3. SECURITY DEPOSIT......................................6
ARTICLE 4. USE...................................................7

  4.1  Permitted Use.............................................7
  4.2  Restrictions .............................................7
  4.3  Compliance with Law ......................................7
  4.4  Environmental Matters.....................................8
ARTICLE 5. TAXES ...............................................10

  5.1  Tenant's Taxes ..........................................10
  5.2  Rental Taxes.............................................10

ARTICLE 6. PARKING AND COMMON USE AREAS.........................10

  6.1  Common Facilities .......................................10
  6.2  Parking .................................................10

ARTICLE 7. OPERATING COSTS, REAL PROPERTY TAXES AND UTILITIES...11

  7.1  Payment .................................................11
  7.2  Allocation ..............................................13
  7.3  Gross-up ................................................13

ARTICLE 8. CONSTRUCTION.........................................13

  8.1  Delivery.................................................13
  8.2  Condition................................................13
  8.3  Costs of Construction ...................................14
  8.4  Tenant's Work ...........................................14
  8.5  Alterations and Approval ................................14
  8.6  Approval Conditions .....................................15
  8.7  Performance of Tenant's Work ............................16
  8.8  Additional Provisions....................................16
  8.9  Provisions Concerning Installations on and
       Access to Roof...........................................17
  8.10 Generator................................................17
  8.11 Floor Loading Capacity...................................18
  8.12 Liens....................................................18

                               TABLE OF CONTENTS
                                  (continued)

                                                                    Page

     8.13 Security System............................................18

ARTICLE 9. REPAIR/MAINTENANCE[UTILITIES/ACCESS.......................19

     9.1  Landlord's Responsibilities ...............................19
     9.2  Tenant's Obligations ......................................19
     9.3  Janitorial Services .......................................19
     9.4  Utilities..................................................20
     9.5  Telecommunication Services.................................20
     9.6  Access.....................................................21

ARTICLE 10. TENANT'S WORK, ALTERATIONS AND PERSONAL PROPERTY.........21
ARTICLE 11. CERTAIN RIGHTS RESERVED BY LANDLORD......................22
ARTICLE 12. DAMAGE TO PROPERTY; INJURY TO PERSONS; INSURANCE.........23

     12.1 Tenant's Responsibility....................................23
     12.2 Insurance..................................................23
     12.4 Waiver of Subrogation......................................24
     12.5 Landlord's Insurance.......................................24

ARTICLE 13. FIRE AND CASUALTY........................................24
ARTICLE 14. CONDEMNATION.............................................25
ARTICLE 15. ASSIGNMENT AND SUBLETTING; SALE BY LANDLORD..............25

     15.1 Transfer by Tenant.........................................25
     15.2 Permitted Transfers .......................................26
     15.3 Co-location Not a Transfer.................................27
     15.4 Splitting Profits..........................................27
     15.5 Continued Responsibility ..................................27
     15.6 Sale of Property ..........................................27

ARTICLE 16. ESTOPPEL CERTIFICATE.....................................27

     16.1 Certification..............................................27
     16.2 Failure to Provide.........................................28

ARTICLE 17. LANDLORD'S REMEDIES......................................28

     17.1 Events of Default..........................................28
     17.2 Remedies...................................................28
     17.4 Subleases..................................................29
     17.5 Disputes; Arbitration......................................29
     17.6 Attorneys' Fees............................................30

ARTICLE 18. NOTICES..................................................30
ARTICLE 19. SUBORDINATION/QUIET ENJOYMENT ...........................30

     19.1 Subordination .............................................30
     19.2 Quiet Enjoyment ...........................................30
     19.3 Waiver of Landlord's Lien..................................31

                               TABLE OF CONTENTS
                                  (continued)

                                                                   Page

ARTICLE 20. BROKERS.................................................31
ARTICLE 21. RELOCATION..............................................31
ARTICLE 22. SIGNAGE.................................................31
ARTICLE 23. GENERAL PROVISIONS......................................31

  23.1  Force Majeure...............................................32
  23.2  Rules.......................................................32
  23.3  Captions....................................................32
  23.4  Integration.................................................32
  23.5  No Offer....................................................32
  23.6  No Waiver...................................................32
  23.7  Deadlines...................................................33
  23.8  No Accord or Satisfaction...................................33
  23.9  Non-Recourse Liability......................................33
  23.10 Governing Law; Choice of Forum..............................33
  23.11 Exhibit.....................................................33
  23.12 Successors and Assigns......................................33
  23.13 Confidentiality.............................................33
  23.14 Landlord's Warranties.......................................34
  23.15 Zoning......................................................34

ARTICLE 24. CO-LOCATION AND RIGHT TO SERVE OTHER TENANTS............34

  24.1  Co-location ................................................34
  24.2  Right to Serve Other Tenants ...............................34
EXHIBIT A - FLOOR PLAN OF THE PREMISES .............................37
EXHIBIT B - SITE PLAN OF THE PROJECT ...............................38
EXHIBIT C - WORK LETTER ............................................39
EXHIBIT D - RULES AND REGULATIONS ..................................45
EXHIBIT E - ROOFTOP INSTALLATIONS ..................................47
EXHIBIT F - GENERATOR ROOM .........................................48

                                     LEASE

     THIS LEASE is made this ____ day of February, 2000, by and between STERLING NETWORK EXCHANGE, LLC, a Delaware limited liability company ("Landlord"), and INFLOW, INC., a Delaware corporation ("Tenant").

     Landlord hereby leases to Tenant and Tenant leases from Landlord, for the term and upon the conditions and agreements set forth in this Lease, the Premises (as defined below).

                            BASIC LEASE PROVISIONS
                            ----------------------

A. The Premises: Suite 202 in the Building, totaling approximately 39,146 square feet of rentable area (34,040 square feet of useable area) and Tenant's two Generator Rooms each consisting of 500 square feet of useable area all as illustrated on the attached Exhibits A and F. Notwithstanding that the area of both Generator Rooms is part of Premises for all other purposes under this Lease, the 500 square foot area of one of the Generator Rooms shall not be part of the rentable square footage used in calculating rent and other changes hereunder. The other Generator Room shall be included in such calculations at 575 rentable square feet, resulting in a total rentable area of 39,721 square feet. The foregoing numbers are subject to adjustment as provided in Section 2.2 below.

B. The Building: The building located at 120 East Van Buren Avenue, Phoenix, Arizona, 85004.

C. Project: The Downtown Phoenix Technology Exchange, consisting of the Building and any common facilities used in connection with the Building and Premises as reasonably determined from time to time by Landlord. A general Site Plan of the Project is attached hereto as Exhibit B.

D.   Names of Guarantors: [INTENTIONALLY OMITTED]

E.   Security Deposit: $59,581.50

F. The Initial Term: Ten (10) years, beginning on the Rent Commencement Date (which is the date 131 days after the Commencement Date) and ending on the last day of the calendar month during which the tenth anniversary of the Rent Commencement Date occurs (the "Expiration Date").

G. Estimated Commencement, Rent Commencement, and Expiration Dates: June 1, 2000, October 10, 2000, and September 30, 2010, respectively.

H.   Base Rent:

       Period               Annual Base Rent     Annual Base Rent    Monthly Payment
       ------               ----------------     ----------------    ---------------
                           Per Rentable Sg. Ft.
                           --------------------

  Commencement Date               $18.00                NONE -              NONE
      through                                         ABATEMENT          ABATEMENT
Rent Commencement Date                                 PERIOD             PERIOD
   (131 days after
  Commencement Date)

 Rent Commencement Date           $18.00             $714,978.00         $59,581.50
through Expiration Date

The foregoing chart reflects (i) a 30 day free rent period, and (ii) a $5.00 per rentable square foot Base Rent Abatement Period between the Commencement Date and the Rent Commencement Date, amounting to a discount of $198,605.00 (applied from the Commencement Date on a per them Base Rent rate of $1,958.84, for 101 days, with a discount on the following month's rent of $762.16).

I. Renewal Terms: Two (2) renewal options of five (5) years each, at 100% of the then market rate, subject to the provisions of paragraph 1.4 .

J. Description of Tenant's Business: The installation, operation, and maintenance of equipment and facilities in connection with Tenant's telecommuni cations business, including office use ("Permitted Use").

K.   [INTENTIONALLY OMITTED).

L.   Tenant's Notice Addresses:

            Inflow, Inc.
            938 Bannock Street, Suite 300
            Denver, Colorado 80204
            Attn: John W. Coons

            with a copy to:
            Inflow, Inc.
            120 East Van Buren Avenue, Suite 202
            Phoenix, Arizona 85004
            Attn: General Manager

            And a copy to:
            Inflow, Inc.
            938 Bannock Street, Suite 300
            Denver, Colorado 80204
            Attn: Legal Department

          Telephone Numbers for Access Under Article 11(b) and (c):

               303-824-3000      , or such other numbers of which
          -----------------------
          Tenant gives notice to Landlord from time to time.


M.   Landlord's Notice Address:

          Sterling Network Exchange, LLC
          650 Dundee Road, Suite 370
          Northbrook, IL 60062
          Attn: Anthony L. Wanger

          With a copy to:
          Fennemore Craig
          3003 North Central Avenue, Suite 2600
          Phoenix, AZ 85012
          Attn: Elizabeth M. Behnke (87550.009)

N.   Tenant's Designated Broker: Node Com, Inc.

0.   Landlord's Designated Broker: Cushman & Wakefield of Arizona, Inc.

P. Tenant's pro rata share: 13.81%, calculated on the basis of 39,721 rentable square feet in the Premises and 287,500 rentable square feet in the Building. The parties acknowledge that the foregoing total rentable square footage for the Building represents Landlord's good faith estimate based on information available as of the date of this Lease. On or before the earlier of
(i) the date on which the Building is fully leased, or (ii) August 30, 2000, Landlord will provide to Tenant its architect's certification of the actual total rentable square footage of the Building and the Premises, calculated pursuant to Section 2.2 below. Landlord's architect's certification shall be subject to verification by Tenant's architect and Landlord and Tenant agree to use good faith efforts to resolve any discrepancies.

Q. Parking: Three (3) covered, reserved parking spaces at no additional charge for the Term (the parking ratio for the Project being 1:10,000 sf); and twenty-seven (27) parking spaces in an adjacent parking lot owned by a third party at the rate of $60.00 per space per month, subject to the provisions of Section 6.2.

R.   Exhibits:

     Exhibit A, Floor Plan of the Premises
     Exhibit B, Site Plan of the Project
     Exhibit C, Work Letter
     Exhibit D, Rules and Regulations
     Exhibit E, Rooftop Installation Area
     Exhibit F, Generator Room

ARTICLE 1. TERM AND POSSESSION

1.1 Term. The Term of this Lease shall commence on the Commencement Date and shall expire on the last day of the calendar month in which the tenth anniversary of the Commencement Date occurs. The Commencement Date of this Lease will be the earlier of: (i) the date that Tenant commences its business operations in the Premises, or (ii) 90 days after the Delivery Date. The anticipated Delivery Date is March 1, 2000. If Landlord fails to deliver the Premises, with demising walls in place and those items in Exhibit C to be completed prior to the Delivery Date complete, to Tenant on or before the Delivery Date, the Commencement Date shall be delayed two days for each day past the Delivery Date the Premises notwithstanding that Tenant has commenced business operations in the Premises. Upon request of either party after the Term has commenced, Landlord and Tenant shall jointly execute a memorandum confirming the Commencement Date.

1.2 Surrender. Upon the termination or expiration of this Lease or upon the termination of Tenant's right of possession, whether by lapse of time or otherwise, Tenant shall at once surrender possession of the Premises to Landlord and remove Tenant's property as provided in this Lease.

1.3 Holdover. Tenant shall have no right to hold over after the expiration of the Term of this Lease without Landlord's consent. If, with Landlord's consent, Tenant holds over after the expiration of this Lease, Tenant shall become a tenant from month to month only, upon all of the terms of this Lease except that the amount of the Base Rent shall be increased to an amount equal to 150% of the Base Rent in effect immediately prior to the expiration.

1.4   0ption to Renew.

      (a) Renewal. Provided that no material, uncured Event of Default by Tenant exists at the time of Tenant's exercise of the option or at the commencement of a Renewal Term, and no circumstance exists which, if continued uncured, will, with the lapse of time or the giving of notice, or both, constitute a material Event of Default, then Tenant shall have, and is hereby granted, the option to extend the Initial Term for the additional periods set forth in Basic Lease Provisions paragraph I above (each, a "Renewal Term"). Except as set forth below, Tenant's occupancy of the Premises during the Renewal Term shall be governed by all of the terms, conditions, covenants and provisions of the Lease except that Tenant shall have no further option to extend the Term of this Lease after the expiration of the final Renewal Term. If Tenant desires to exercise its option to extend the Term, it must give Landlord notice in writing ("Option Notice") of its intent to do so at least nine (9), but no more than twelve (12), months prior to the expiration of the then-current Term or Renewal Term.

      (b)  Annual Base Rent During the Renewal Term.

           (i) The Base Rent during each Renewal Term will be the "then fair market rental value of the Premises" as defined below, but not less than the Base Rent payable in the last year of the preceding Term (or Renewal Term, as the case may be). Landlord and Tenant shall have thirty (30) days after Landlord receives the Option Notice within which to agree on the

Annual Base Rent for the Renewal Term based upon the then fair market rental value of the Premises. If the parties agree on the Base Rent for the Renewal Term within thirty (30) days, they shall amend this Lease by stating the Base Rent for the Renewal Term.

          (ii) If Landlord and Tenant are unable to agree on the Base Rent for the Renewal Term within the thirty (30) day period, then the "then fair market value of the Premises" shall be determined in accordance with the below.

          (iii) The "then fair market rental value of the Premises" means the annual per square foot amount that a willing, comparable Tenant would pay and a willing, comparable Landlord would accept at arm's length for a new five (5) year lease (for non-renewable and nonexpansion space, unless the renewal or expansion are pursuant to a comparable definition of fair market rental value) for delivery on or about the applicable delivery or effective date, for comparable non-sublease, non-encumbered, non-renewal space in the Building. The value of Tenant's trade fixtures and equipment and Tenant Improvements constructed and paid for by Tenant shall not be factored into the fair market value determination. Notwithstanding the foregoing, the then fair market rental value of the Premises for the Renewal Tenn will not be less than the Base Rent payable during the last year of the preceding Term.

          (iv) Within seven (7) days after the expiration of the thirty (30) day period set forth above, Landlord and Tenant shall each appoint a real estate appraiser with at least five full years full-time commercial appraisal experience in the area in which the Premises are located to appraise the then fair market rental value of the Premises. If either the Landlord or the Tenant does not appoint an appraiser within ten days after the other has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the then fair market rental value of the Premises. If two appraisers are appointed pursuant to this paragraph, they shall meet promptly and attempt to set the then fair market rental value of the Premises. If they are unable to agree within the thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the then fair market rental value of the Premises. If they are unable to agree on the third appraiser, either the Landlord or Tenant may petition the presiding civil court judge of the Maricopa County Superior Court for the selection of a third appraiser who meets the qualifications stated in this paragraph. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the then fair market rental value of the Premises. If a majority of the appraisers are unable to set the then fair market rental value of the Premises within thirty (30) days after selection of the third appraiser, the three appraisals shall be averaged and the average shall be the then fair market rental value of the Premises. Landlord and Tenant shall split equally the cost of appointing the appraisers and of paying the appraiser's fees.

ARTICLE 2. RENT

2.1 Base Rent. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord during the Term of this Lease at the office of Landlord or at such other place as Landlord may designate, without notice, demand, deduction, or set-off, Base Rent in the applicable amounts as set forth in Basic Lease Provisions paragraph H (or, for Renewal Terms, as determined under Article 1.4 above), subject to adjustments as provided in
Section 2.2, in advance on the first day of each calendar month. If the Rent Commencement Date does not occur on the first day of a calendar month, Tenant shall pay rent on the Rent Commencement Date for the actual days of the fractional month on a pro rata basis.

2.2 Adjustments. On or before the Commencement Date, the Base Rent and all other figures hereunder calculated on the basis of square footage, including the Abatement Period, shall be adjusted based on the actual rentable square feet of space in the Premises as determined by the approved plans and specifications, provided that the "common area factor" or "load factor, shall not exceed 12% and the useable area of the Premises shall, in addition to the load factor, be subject to a stipulated 3% riser load factor. All references to "rentable" or "useable" square feet shall be deemed measured in accordance with American National Standard Z65.1-1996, as published by BOMA International, and the calculations of the usable square footage of the Premises shall be subject to verification by Tenant (but the rentable square footage shall be determined as set forth in this section).


2.3 Late Charges. Any amount due from Tenant to Landlord which is not paid within five (5) days after the date on which it is due shall bear interest at four percent (4%) in excess of the prime rate as reported from time to time in the Money Rates section of the Wall Street Journal, from the due date until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

2.4 Nature of Payments. All sums required to be paid by Tenant under this Lease, whether or not so designated, are rent.

ARTICLE 3. SECURITY DEPOSIT

     Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the sum set forth in Basic Lease Provisions Paragraph E (the "Security Deposit"), as security for the full and faithful performance of this Lease. If Tenant defaults with respect to any provision of this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. Application of the Security Deposit shall not constitute a cure of the default by Tenant to which the application relates unless Tenant timely replenishes the Security Deposit as set forth in the following sentence. If any portion of the Security Deposit is so applied, Tenant shall, within five days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall be entitled to interest on the deposit at the rate of 4.5% per annum. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by Tenant, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest) promptly following the expiration of the Term.

ARTICLE 4. USE

4.1 Permitted Use. Tenant shall use and occupy the Premises for the purposes set forth in Basic Lease Provisions Paragraph J and shall use them for no other purpose whatsoever without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

4.2 Restrictions. Landlord acknowledges that Tenant's use of the Premises for the Permitted Use and installation of equipment as permitted in this Lease, including, without limitation, Tenant's and Tenant's customers' equipment, as well as Tenant's generators and HVAC, equipment does not violate the following restrictions. Tenant shall, subject to the terms of this Lease:

     (a) Not use or permit upon the Premises anything that would invalidate any policies of insurance now or hereafter carried on the Premises or that will increase the rate of insurance on the Premises, unless Tenant agrees to pay any such increased premiums;

     (b) Pay all additional insurance premiums which may be caused by the use which Tenant shall make of the Premises;

     (c) Not in any manner deface or injure the Premises, except as required in connection with Tenant's Work and other alterations made by Tenant and approved by Landlord;

     (d) Not do anything or permit anything to be done upon the Premises in any way tending to create a nuisance, or tending to disturb any other lessee in the Building, including, without limitation, any of the following: the playing of music audible outside the Premises, the placement of signs in or displayed through any window or door (except as permitted in this Lease or otherwise approved by Landlord); the creation of a nuisance; the releasing of offensive odors to the exterior of the Premises, lodging, or manufacturing;

     (e) Not commit or suffer to be committed any waste upon the Premises;

     (f) Not violate any recorded restriction or covenant affecting the Project of which notice has been given to Tenant by Landlord, nor use the Premises for any purpose which would be in violation of any exclusive rights or use granted to other tenants or occupants in the Project of which notice has been given to Tenant by Landlord;

     (g) Not install business machines or other machinery which cause noise or vibration that may be transmitted to the structure of the Building.

4.3 Compliance with Law. Tenant, as to the Premises and Tenant's business therein, and Landlord, as to the Common Areas and the services provided by Landlord, shall comply with all present and future federal, state and local laws, ordinances, orders, rules and regulations, including, without limitation the Americans with Disabilities Act (collectively, "Laws"). Tenant shall procure all permits, certificates, licenses and other authorizations required by applicable Law relating to Tenant's business or Tenant's use or occupancy of the Premises or Tenant's activities on the Premises. Tenant and Landlord shall make all reports and filings required by applicable Laws. Tenant and Landlord shall defend, indemnify and hold harmless each other and each other's present and future officers, directors, employees, partners and agents from and against all claims, demands, liabilities, fines, penalties, losses, costs, members, and expenses, including but not limited to costs of compliance, remedial costs, and reasonable attorneys' fees, arising out of or relating to any failure of Tenant or Landlord to comply with applicable Laws.

4.4  Environmental Matters.
     ----------------------

     (a) Hazardous Materials. Tenant shall not cause, or permit or allow any of Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees, or subtenants (collectively, "Tenant's Parties") to cause or permit any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Building, the common facilities, or the Project, except for (i) materials contained in the equipment and computer room facilities for equipment such as batteries, cooling systems, and diesel generators, or (ii) routine office and janitorial supplies in usual and customary quantities, all stored, used, and disposed of in accordance with applicable Environmental Laws. As used herein, "Hazardous Materials" means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by an Environmental Law based upon, directly, or indirectly, such properties or effects. As used herein, "Environmental Laws" means any and all federal, state or local environmental, health or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant, the Premises, the Building, the common facilities or the Project. Tenant and Tenant's Parties shall comply with all Environmental Laws and promptly notify Landlord of the violation of any Environmental Law or presence of any Hazardous Materials, other than the exceptions permitted above, on the Premises.

     (b) Environmental Audit. Upon reasonable prior notice to Tenant, Landlord may retain an environmental consultant or engineer to conduct an audit or environmental assessment of the Premises and Tenant's compliance with applicable laws, rules and regulations. Tenant shall extend its full cooperation with the audit or investigation. If Tenant is found not to be substantially in compliance with applicable law, the entire cost of the audit or assessment shall be paid by Tenant to Landlord within ten (10) business days after demand; otherwise the cost shall be borne by Landlord.

     (c) Indemnification. Tenant shall indemnify, protect, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord and its partners, members, directors, officers, employees, shareholders, lenders, agents, contractors and each of their respective successors and assigns (individually and collectively, "Indemnitees") from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses, and expense arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (i) Tenant's or Tenant's Parties' breach of any prohibition or provision of this Article, or (ii) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant's or Tenant's Parties' activities in connection with the Premises, unless and to the extent caused by any breach of Landlord's obligations under this Lease. This indemnity shall include the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant's obligation of indemnification pursuant hereto. Landlord will name Tenant as additional insured under American International Specialty Lines Pollution Legal Liability Select Policy (the "Environmental Insurance"). To the extent not covered by the Environmental Insurance, Landlord shall indemnify, protect, defend (by counsel reasonably acceptable to Tenant), and hold harmless Tenant and its partners, members, directors, officers, employees, shareholders, lenders, agents, contractors, and each of their respective successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses, and expenses, arising at any time during or after the term of this Lease in connection with
(i) Landlord's or Landlord's Parties breach of any prohibition or provision of this Article, or (ii) the presence of Hazardous Materials on, under, or about Project not caused by Tenant or Tenant's Parties . Landlord's and Tenant's obligations pursuant to the foregoing indemnities shall survive the termination of this Lease.

     (d) To Landlord's knowledge there are or will be no Hazardous Materials, including lead based paint or asbestos in the Premises in violation of applicable Environmental Laws as of the Delivery Date. Landlord warrants that as of the Delivery Date there will be no Hazardous Materials in the Premises, including without limitation asbestos or lead based paint, that will with Tenant's construction of improvements or use of the Premises. Landlord shall not cause, or permit or allow any of Landlord's employees, agents, customers, visitors, invitees, licensees, contractors, assignees, or tenants (collectively, "Landlord's Parties") to bring upon, store, manufacture, generate, blend, handle, recycle, treat, dispose or use Hazardous Materials on, under or about the Building, the common facilities, or the Project, except for (i) materials contained in the equipment and computer room facilities of Landlord's tenants for equipment such as batteries, cooling systems, and diesel generators, (ii) routine office and janitorial supplies in usual and customary quantities, or
(iii) materials as required by governmental agencies with jurisdiction, all stored, used, and disposed of in accordance with applicable Environmental Laws. Landlord and Landlord's Parties shall comply with all Environmental Laws and promptly notify Tenant of the violation of any Environmental Law or presence of any Hazardous Materials in the Project.

ARTICLE 5. TAXES

5.1 Tenant's Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon Tenant's trade fixtures, furnishings, equipment and other personal property located in or upon the Premises. Tenant shall use reasonable business efforts to cause the trade fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of which the Premises form a part. If any of Tenant's trade fixtures, furnishings, equipment, and other personal property is assessed and taxed with the real property, Tenant shall pay to Landlord Tenant's share of the taxes within ten business days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of the taxes applicable thereto.

5.2 Rental Taxes. Tenant shall, simultaneously with the payment of any sums required to be paid under this Lease as rent, additional rent, or otherwise, pay Landlord for any sales, use, rental, transaction privilege, or other excise tax imposed or levied on, or measured by, the amount paid. If any tax, surcharge or regulatory fee is imposed by any governmental authority upon or with respect to parking, parking fees paid or received, parking spaces, or vehicles parking in the parking spaces in the common facilities, Tenant shall pay the same as additional rent hereunder with the monthly installments of Base Rent or as otherwise required from time to time by Landlord.

ARTICLE 6. PARKING AND COMMON USE AREAS

6.1 Common Facilities. All parking areas, access roads, driveways, pedestrian sidewalks and ramps, landscaped areas, drainage facilities, exterior lighting, signs, courtyards, corridors, elevators, entryways, public restrooms, risers, utility vaults or closets, and other areas and improvements (all of which are referred to as "common facilities" or "common areas") provided by Landlord for the general use in common of tenants, their officers, agents, employees, customers and other invitees shall at all times be subject to the exclusive control and management of Landlord and Landlord shall have the right from time to time to modify, enlarge, or eliminate the same so long as such modification, enlargement, or reduction does not materially, adversely affect access to or the use of the Premises for Tenant's business. Tenant shall, at all times, have unrestricted access to the Premises, and Landlord shall endeavor to have at least one elevator operational at all times. Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the common areas as set forth in section 23.2 below. Tenant's right to use the Premises includes the non-exclusive right to use the common facilities.

6.2 Parking. Tenant shall be entitled to the exclusive use of the number and type of parking space(s) in the Project as set forth in Basic Lease Provisions paragraph Q. No storage of vehicles or parking for more than twenty-four (24) hours is allowed without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant acknowledges and agrees that Landlord is not liable for damage, loss or theft of property or injury to persons in, upon or about the parking area from any cause whatsoever except Landlord's gross negligence or intentional misconduct. Landlord shall have the right to establish, and from time to time change (including relocating reserved covered parking spaces), alter and amend, and to enforce against all users of the parking area such reasonable requirements and restrictions as Landlord deems necessary and advisable for the proper operation and maintenance of the parking area. Tenant and Tenant's Parties shall be entitled to park in Tenant's parking spaces in the Project but, unless Tenant and Tenant's Parties participate in a sticker or vehicle tag program, Landlord shall have no obligation to enforce the exclusivity of Tenant's parking or to ensure that non-Tenant parties do not park in Tenant's spaces. In addition to the above referenced parking spaces, Landlord will obtain for Tenant 27 parking spaces in a parking lot adjacent to the Project ("Adjacent Lot') at $60.00 per space per month. The foregoing spaces shall be on a month to month basis, subject to all terms, conditions, rules, and regulations imposed by the owners or operators of the Adjacent Lot, and Landlord shall not be liable for unavailability of spaces, any increase in price of the spaces, or damage, loss, or theft of property or injury to persons in, upon, or about the Adjacent Lot. If spaces become unavailable in the Adjacent Lot, Landlord will use good faith efforts to assist Tenant in obtaining additional parking in the vicinity of the Building.

ARTICLE 7. OPERATING COSTS, REAL PROPERTY TAXES AND UTILITIES

7.1 Payment. Tenant shall pay Tenant's pro rata share of the Building's and Project's operating costs ("Operating Costs"). The Operating Costs consist of those reasonable costs and expenses actually incurred and directly associated with managing, operating, maintaining, and repairing the Building and the Project, determined in accordance with generally accepted accounting principles consistently applied, including all electrical, heating, ventilating, air conditioning, plumbing and other building systems (but not the cost for the supply and use of such utilities by tenants) and the roof, any skylights, interior and exterior walls; service and maintenance contracts; fire sprinkler monitoring charges; energy management costs; real property taxes and general and special assessments; wages, salaries and employee benefits of persons performing services in connection with the Building or the Project; common area utilities; parking lot sweeping, sealing, patching and restriping; public liability and property damage insurance, fire and extended coverage insurance, and rent interruption insurance; supplies, materials, tools, parts, and equipment; equipment rental charges; bookkeeping, accounting, legal and other professional charges and expenses; fees for permits and licenses; administrative expenses; taxes other than real property taxes, including but not limited to transit taxes, water and sewer rents, taxes based upon the receipt of rent (as applicable to Operating Costs only) including, without limitation, gross receipts taxes applicable to rent personal property taxes imposed upon fixtures, machinery, equipment, apparatus, appurtenances, furniture and other personal property used in connection with the Project (but specifically excluding excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes); service and maintenance contracts; signage; landscaping; and a management fee not exceeding 10% of the other Operating Costs. The cost of capital improvements incurred by Landlord to comply with changes after the date of this Lease in the Americans with Disabilities Act or other Law in the common areas shall be amortized over its useful life and the amortization amount included in Operating Costs. Landlord shall use reasonable efforts to keep Operating Costs at reasonable amounts while maintaining a high quality project. Operating Costs shall not include the replacement of or structural repairs to the roof or the exterior walls; repairs to the extent covered by warranty, indemnity agreements, surety bonds, or actual insurance proceeds or insurance proceeds that would have been received had Landlord maintained the insurance required by this Lease, whichever is greater; alterations within leased premises of other tenants for their sole or principal benefit; costs in excess of the arms-length cost of any goods or services acquired from any affiliate of Landlord; costs incurred as the result of the gross negligence or intentional misconduct of Landlord or its agents; costs, services or other benefits which are not offered to Tenant, or for which Tenant is charged directly but which are provided to another tenant or occupant of the Project; costs incurred due to the violation or alleged violation by Landlord of the terms and conditions of any lease, contract or other obligation; costs incurred due to the violation or alleged violation by the Project of any Law which is in effect on the date of this Lease; costs incurred due to the violation or alleged violation by Landlord of any Law; costs arising from or related to the presence in or about the Project or the clean-up or remediation of Hazardous Materials; any types of utility services (including, without limitation, water, gas, electricity, sewer and telephone) that at any time during the Term are separately metered or contracted for and paid for by Tenant directly, or to the extent serving any portions of the Project except the common areas; expenses for which Landlord has, or will be required to be reimbursed from insurance, another tenant (other than pursuant to an operating expense clause similar to this Section) or another source; depreciation, amortization and other non-cash items; ground rents; financing costs, including principal, interest, points, fees, mortgage or similar taxes and other costs of obtaining and maintaining the s ame, whether for the Project or for any equipment or other items for or used in connection with the Project; Landlord's general overhead; capital improvements, except as noted above; costs incurred for the repair of latent defects in the Building; art and objects of art; common area decorations; tools and equipment except to the extent used solely for the Building; costs of obtaining reductions, referrals or abatements of taxes except to the extent of the savings achieved; political contributions; and costs of marketing space in the Building, leasing commissions, attorneys' fees, space planning costs, and other costs and expenses incurred in connection with leasing of any portion of the Project. The Operating Costs for the calendar year 2000 are estimated to be $3.09 per rentable square foot. Commencing after the first full calendar year of the Term, on the first day of each month Tenant shall pay a monthly advance charge on account of Tenant's pro rata share of the Operating Costs. The amount of the monthly charge shall be established by Landlord and may be adjusted from time to time by Landlord to reflect the actual cost. Within 90 days after the end of each fiscal year as established by Landlord, Landlord shall provide to Tenant a reasonably detailed summary of the actual Operating Costs, including back-up materials as reasonably requested by Tenant, showing Tenant's actual share and the amount by which Tenant has overpaid or underpaid (the "Statement"). Any overpayment shall be credited to Tenant's Operating Costs account no later than the beginning of the next monthly period, except that at the end of the Term, including any exercised Renewal Option, any overpayment shall be refunded to Tenant. Any deficiency shall be payable within ten business days after receipt of the Statement. Tenant may audit, inspect, or review Landlord's books and records concerning Operating Costs for the two years preceding the year in which the audit takes place. Tenant shall give Landlord notice within 90 days after receipt of the Statement that Tenant wishes to audit Landlord's books and records concerning Operating Costs at Landlord's office where such books and records are maintained. Tenant may not audit more frequently than one time per year. The audit shall be conducted by a qualified person within 30 days after the notice from Tenant to Landlord. If Tenant's audit determines that an error has been made, Landlord and Tenant shall endeavor to agree upon the matter, failing which such matter shall be submitted to an independent certified public accountant selected by Landlord with Tenant's approval, for a determination which will be conclusive and binding upon Landlord and Tenant.

All costs incurred by Tenant for Tenant's audit shall be paid for by Tenant unless an error is determined to exist pursuant to the procedure outlined above of more than five percent (5%) of the Operating Costs, in which event Landlord shall reimburse Tenant for such costs. If it is determined that any portion of the Operating Costs were not properly chargeable to Tenant, then Landlord shall promptly credit or refund, at Tenant's option, the appropriate sum to Tenant, and the Operating Costs payment to be made by Tenant shall be adjusted, if required.

7.2 Allocation. Tenant's pro rata share of the Operating Costs shall be the proportion that the rentable area of the Premises bears to the total rentable area of the Building. Landlord's allocation methodology shall be consistent throughout the Lease Term. The Operating Costs for the fiscal year in which this Lease commences or terminates shall be apportioned so that Tenant shall not be responsible for costs that relate to periods prior to or subsequent to the Term of this Lease except any period of holding over.

7.3 Gross-up. The Operating Costs shall be adjusted to reflect level of occupancy such that the cost of services provided to tenants, if any, which are not provided to vacant space or are provided to vacant space to a reduced degree, are distributed among those tenants enjoying the services. Only those component expenses that are affected by variations in occupancy levels shall be grossed up. The adjustment shall be made based upon generally accepted accounting principles consistently applied to project costs at a 95% occupancy level whenever the actual occupancy rate is less than 95%. In no event shall the adjustment result in reimbursement to Landlord of an amount in excess of actual costs incurred by Landlord.

ARTICLE 8. CONSTRUCTION

8.1 Delivery. If delivery of possession of the Premises to Tenant is delayed beyond the anticipated Delivery Date because of a delay in the completion of construction of the Premises by Landlord, then this Lease shall remain in full force and effect, Landlord shall not be liable to Tenant for any damage occasioned by the delay, and the Delivery Date shall be changed to the date actual delivery of possession to Tenant is effected, with the corresponding change in the Commencement Date as set forth in Section 2.1; provided, however, that if Landlord has not delivered the Premises to Tenant on or before May 21, 2000, Tenant shall have the right to terminate this Lease by notice to Landlord given before the earlier of (i) delivery of the Premises, or (ii) June 21, 2000.

8.2 Condition. Landlord, at Landlord's sole cost and expense shall construct in a thoroughly first class, professional and workmanlike manner and in accordance with all applicable Laws, the Code and the other provisions of this Lease, the work ("Landlord's Work") described in Part I of Exhibit C. Landlord's Work shall be completed on or before June 9, 2000, or such specific earlier date set forth in Part I of Exhibit C. Landlord has no obligation to design or construct improvements or to make alterations in the Premises except as specifically set forth in Part I of Exhibit C as Landlord's Work. Any changes in Exhibit C shall be subject to approval by both Landlord and Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. Any defects in the alterations or additions constructed by Landlord in accordance with Exhibit C (except for latent defects) shall automatically be waived unless specified in a written punchlist delivered to Landlord within forty-five (45) days after the Commencement Date.

Landlord shall promptly correct all defects set forth in the punchlist. Landlord shall provide Tenant with a shell certificate of occupancy or the equivalent on or before June 9, 2000. If Landlord has not completed Landlord's Work on or before June 9, 2000, the Rent Commencement Date shall be delayed by two (2) days for each day past June 9, 2000 that Landlord's Work is not completed, and if Landlord has not completed Landlord's Work on or before June 24, 2000, the Rent Commencement Date shall be delayed by three (3 )) days for each day past June 24, 2000, that Landlord's Work is not completed. If Landlord's Work is not completed by July 9, 2000, then Tenant may terminate this Lease by notice to Landlord.

8.3 Costs of Construction. Tenant shall pay all costs of designing, installing, and constructing Tenant's Work, as defined below (but not Landlord's Work).

8.4 Tenant's Work. Prior to the Commencement Date, commencing on the date this Lease is fully executed, Landlord shall permit Tenant and Tenant's representatives to enter the Premises so that Tenant may do such work as may be required by Tenant make the Premises ready for Tenant's use and occupancy (excluding Landlord's Work) ("Tenant's Work", as generally outlined in Exhibit
C. Such permission shall be subject to all the terms of this Lease except Tenant's obligation to pay Base Rent and Operating Costs. Tenant acknowledges and agrees that Landlord is not liable in any way for any injury, loss, or damage which may occur to Tenant, its agents, contractors, employees, or invitees or to Tenant's Work and installations made in the Premises, except injury, loss or damage arising from Landlord's negligence or intentional acts, all of the same being at Tenant's sole risk. Tenant acknowledges that Landlord will be conducting Landlord's Work in the Premises and other work in the Project concurrently with Tenant's Work, and Tenant and Landlord each agrees to reasonably cooperate with the other in order to avoid interference with the other party's construction activities. Tenant shall have the right to perform the initial Tenant's Work and any other alterations or installations 24 hours per day, seven days per week, 365 days per year from the date of this Lease throughout the Term, and shall have reasonable access to the parking areas, roof, loading dock and other common areas. Landlord shall not receive any profit from but may charge (pass through) reasonable fees for inspection of Tenant's Work, or any other alterations performed by Tenant, made in order to assure that such work was performed in accordance with approved plans and specifications. Landlord shall provide reasonable utilities for Tenant's use during Tenant's construction at no cost to Tenant.

8.5 Alterations and Approval. After delivery of the Premises, Tenant shall commence construction of Tenant's Work, at Tenant's sole cost and expense, by delivering to Landlord plans and specifications (the "Design Plans") showing Tenant's Work, for Landlord's approval and consent, which shall not be unreasonably withheld, conditioned or delayed, except that Landlord reserves the right to withhold consent in Landlord's sole discretion for Tenant's Work adversely affecting the structure, safety, efficiency, or security of the Building in which the Premises is located, the systems ("Systems") and equipment ("Equipment") which affect the Premises and other space in the Building, or the appearance of the Premises from any common or public areas. To the extent of Tenant's initial Work, the Design Plans shall include all improvements contemplated under this Article 8, including, without limitation, generators, antennae or satellite dishes, HVAC, conduits, cabling, fibre optics, and all other matters which Landlord is entitled to approve. At the time Tenant submits the Design Plans to Landlord, Tenant shall provide Landlord with notice of whether Tenant's Work will involve or affect any

Hazardous Materials, whether such materials are customary and usual based on standard industry practices, and all other reasonable details relating thereto. Landlord will promptly review the Design Plans and any changes thereto as well as any plans and specifications for other alterations to be performed by Tenant during the Term (the "Other Plans"), making reasonable efforts to complete Landlord's review within five (5) business days after Landlord's receipt of the initial Design Plans or the Other Plans, and will give Tenant notice detailing Landlord's reasonable objections thereto, if any. If Landlord has not given notice to Tenant within the five (5) business day period provided that Landlord approves or objects to the Design Plans or Other Plans, then Tenant may give notice to Landlord and if Landlord does not respond to the Design Plans or Other Plans with objections or approval within three (3) business days thereafter, Landlord will be deemed to have approved the Design Plans or Other Plans. Within ten (10) business days after receipt by Tenant of Landlord's objections to the Design Plans or Other Plans (including omissions therefrom) Tenant shall revise and resubmit the Design Plans or Other Plans for Landlord's review. If, notwithstanding diligent, good faith efforts on the part of the parties to arrive at mutually acceptable Design Plans, the parties are unable to do so on or before the date which is 30 days after the date on which the Design Plans are submitted by Tenant to Landlord, then either party may terminate this Lease by notice to the other. The final Design Plans approved by Tenant and Landlord are the "Final Plans". Landlord shall, in the notice given to Tenant approving the Final Plans or any Other Plans, notify Tenant which of the improvements, fixtures and equipment must be removed at the end of the Term, which of the improvements, fixtures and equipment may (but do not have to) be removed at the end of the Term, and which of the improvements, fixtures and equipment shall not be removed at the end of the Term. In any event, notwithstanding the foregoing, Tenant shall have the right to elect not to remove conduit, cabling, piping, electrical conductors or standard office improvements, and Tenant shall have the right to remove any or all of its equipment, including, without limitation, generators, HVAC, batteries, and UPS systems, at any time during the Term.

8.6 Approval Conditions. Landlord reserves the right to impose reasonable requirements as a condition of such consent or otherwise in connection with Tenant's Work, including requirements that Tenant: (i) submit for Landlord's information the names, addresses and background information concerning all of the major architects, engineers, contractors, subcontractors and suppliers Tenant proposes to use, (ii) obtain and post permits, (iii) submit conditional and final lien waivers in compliance with Arizona law for all architects, engineers, contractors, subcontractors, and suppliers performing Tenant's Work,
(iv) permit Landlord or its representatives, upon reasonable notice, to inspect Tenant's Work at reasonable times, (v) use a contractor specified by Landlord for all work affecting the Building fire detection system, and (vi) comply with such other reasonable requirements as Landlord may impose concerning the manner and times in which Tenant's Work shall be done so as to facilitate coordination of Landlord's and Tenant's Work and work being performed by or on behalf of other tenants. Landlord reserves the right to reasonably approve and review the work of the architects, engineers, contractors, subcontractors, and suppliers who will design and perform Tenant's Work and supply materials affecting the operation of Building Systems and Equipment, floor slabs or other load-bearing structural elements so as to assure itself that the Work is being performed in accordance with approved plans and specifications. Within 30 days after completion of Tenant's Work, Tenant shall provide Landlord with a copy of the complete construction drawings for the build-out (as-built drawings) of the Premises.

8.7 Performance of Tenant's Work. Tenant shall use Tenant's commercially reasonable efforts not to unreasonably disrupt other tenants of the Building during the build-out and installation of Tenant's Work. Tenant's Work shall be performed: (i) in a thoroughly first class, professional and workmanlike manner,
(ii) only with materials that are new, high quality, and free of material defects, (iii) strictly in accordance with the Final Plans approved by Landlord,
(iv) so as not to adversely affect the Systems and Equipment or the structure of the Building or the Project, (v) diligently to completion and so as to avoid any unreasonable disturbance, disruption or inconvenience to other tenants and the operation of the Building, (vi) in compliance with all applicable Laws, the Code, and other provisions of this Lease, and (vii) such other reasonable requirements as Landlord may impose concerning the manner and times in which Tenant's Work shall be done so as to facilitate coordination of Landlord's and Tenant's Work and work being performed by or on behalf of other tenants. If Tenant fails to perform Tenant's Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by Landlord, and Tenant fails to cure such failure within 10 business days after notice by Landlord (except notice shall not be required in emergencies), Landlord shall have the right to stop Tenant's Work until such failure is cured (which shall not be in limitation of Landlord's other remedies). Landlord shall cooperate with Tenant's Work and the exercise of any rights granted to Tenant in this Lease.

8.8 Additional Provisions. Tenant may at Tenant's sole cost at anytime during the Term at no additional charge, with prior written notice to Landlord and Landlord's written permission, which shall not be unreasonably withheld, conditioned, or delayed, install certain heating, air conditioning, and ventilation units on the roof of the Building in the areas designated on Exhibit E attached hereto, with additional rooftop area, if any is requested by Tenant, subject to availability. During the term of this Lease, Tenant may add HVAC capacity or expand existing HVAC, including supply and return piping and drains and ducts. Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, shall be obtained as to location, machinery, and plans and specifications. Subject to Exhibit C, Tenant may install the required conduits to connect the HVAC system to Tenant's emergency generators. Tenant shall have the right to remove or cap any heating system or supply an air system serving the Premises, to install drains for the HVAC equipment, to discard any HVAC wastewater into the Building's sewage system, and to relocate the reconnect primary air ductwork and/or secondary water piping located in the Premises. At any time during the Term, Tenant may at Tenant's expense, and subject to Landlord's prior approval (not to be unreasonably conditioned, withheld, or delayed) of location, screening, design, and equipment, install coolant lines to support air conditioning systems in the Premises or elsewhere serving the Premises and install and operate separate and independent chillers or other cooling system. All such installation shall be done in compliance with the provisions of this Article 8 and Tenant shall use all due care and shall not injure the roof of the Building in such installation. Subject to Landlord's prior approval of plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant, at Tenant's sole expense and at any time during the Term, may (i) convert the present sprinkler system within the Premises to a dry pipe pre-action system,
(ii) relocate or encase any watermains or other water pipes running through or adjacent to the Premises, (iii) install an FM 200 gas system in the Premises,
(iv) install any other fire suppression system approved by Landlord (such system may be connected with the Building life safety system, if compatible, at Tenant's sole expense, (v) place a UPS system and associated batteries, transient voltage surge suppressor (TVSS) equipment, ATS equipment, power distribution cabinets, and equipment and power panels in the Premises in a location approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and to integrate building power into such systems. Tenant may, at any time during the Term, or (vi) tie into Building grounding systems.

8.9 Provisions Concerning Installations on and Access to Roof The weight and size of any installations on the roof of the Building are subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. All costs of installation and maintenance of installations on the roof shall be borne by Tenant. Any such installation shall: (i) be done in a manner that does not affect coverage or protection afforded by any roof warranty or maintenance contract (unless Tenant negotiates binding revisions to such warranty or contract at no additional cost to Landlord); (ii) not result in any penetration of the roof membrane, except for the installation of conduit and pipes as approved by Landlord in connection with Landlord's approval of the Final Plans (unless approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed); (iii) be consistent with structural support requirements, as reviewed and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; (iv) be performed under Landlord's supervision in accordance with approved plans, which approval shall not be unreasonably withheld, conditioned or delayed; (v) include reasonable measures to the extent practicable to make the same be screened from view at ground level from any portion of the Project common areas or neighboring properties by screening approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; and (vi) be maintained, serviced, powered, and repaired at Tenant's sole cost and expense. Landlord shall be entitled to establish reasonable restrictions on roof access as necessary to protect coverage or protection afforded by any roof warranty or maintenance contract, provided that Tenant shall always have a way to obtain immediate access for repair of malfunctioning equipment. Subject to availability of rooftop space, Landlord agrees to not unreasonably withhold, condition or delay its consent to the placement of rooftop antenna, satellite dishes and other telecommunications equipment at any time during the Term. Subject to all other provisions of this Article, including approval of location and screening, Landlord shall provide an area of approximately 200 square feet on the rooftop, as shown on Exhibit E, to accommodate Tenant's dishes, antennae, and other telecommunications equipment, at no charge during the Term of this Lease, and additional rooftop space (subject to availability) at a reasonable charge. Landlord is hereby released from all liability and responsibility for, and Tenant will be solely responsible for, all costs and expenses, including, but not limited to, those arising from roof leaks, resulting from Tenant's installation, maintenance, use, or operation of any satellite dish, antenna, or related equipment and provided that, once such satellite dishes, antennas or related equipment are installed by Tenant, Landlord shall not install or permit the installation of any objects that will materially interfere with Tenant's satellite dishes, antennas and related equipment. Tenant represents and warrants to Landlord that Tenant's reception and transmission equipment will not materially interfere with the reception and transmission of signals by the equipment of other tenants and occupants of the Building.

8.10 Generators. Tenant, at Tenant's sole expense and at any time during the Term, may install two diesel emergency generators, including fuel tanks and grounding systems, in Tenant's

Generator Rooms, as shown in Exhibit F and described above, according to plans and specifications approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed, and in compliance with all applicable Laws. Each generator must be located in side a Generator Room and no Generator Room will be larger than 500 usable square feet. Tenant shall have the right to install a generator plug on the outside of the building adjacent to the loading dock areas for the purpose of connecting the Premises to a portable generator in the event of a Building power failure. Landlord shall provide, at no additional charge, if necessary, riser space to connect such generators. Tenant shall have the right to test Tenant's generator on a weekly basis at times reasonably agreed upon between Landlord and Tenant in advance (or as set forth in reasonable rules formulated by Landlord), and Tenant shall be responsible, at Tenant's sole expense, for maintaining, testing, refueling, and cleaning the generator and any fuel tanks, all in compliance with applicable law. Tenant may place a DC power plant and associated batteries within the Premises, subject to Landlord's prior approval of location, which approval shall not be unreasonably withheld, conditioned or delayed.

8.11 Floor Loading Capacity. Tenant may, at Tenant's sole expense and at any time during the Term, subject to Landlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, and the requirements of this Lease, reasonably reinforce the floor loading capacity of the Premises, so long as the reinforcement does not adversely affect the floor to ceiling height of the space below the Premises. If Tenant does so with Landlord's consent, Tenant shall not be required to return the reinforced areas to their original condition.

8.12 Liens. Tenant shall pay all costs for Tenant's Work when due. Tenant shall keep the Project and the Premises free from any mechanic's, materialmen's, architect's, engineer's or similar liens or encumbrances, and any claims therefor, in connection with any of Tenant's Work. Tenant shall remove any claim, lien, or encumbrance of record relating to, caused by or resulting from Tenant's Work, by bond or otherwise within 30 days after notice from Landlord. If Tenant fails to do so Landlord may pay the amount (or any portion thereof) or take such other action as Landlord reasonably deems necessary to remove such claim, lien, or encumbrance, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional rent under this Lease payable within thirty (30) days after demand, without limitation as to other remedies available to Landlord. Nothing contained in this Lease shall authorize Tenant to do any act which subjects Landlord's title to, or any lender's interest in, the Building or any part of it to any such claims, liens, or encumbrances, whether claimed pursuant to statute or other law or express or implied contract.

8.13 Securily System. Tenant may, at Tenant's sole expense at any time during the Term, subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, install one or more security systems (such as a cardkey system) for access to the Premises, retain supplemental security services with respect to the Premises, and create a special security area within the Premises to encompass Tenant's equipment room. Landlord will cooperate with Tenant in maintaining the security for the Premises and such area. Tenant may install security with non-building standard locks and other access controls which restrict access to Tenant and its customers, so long as Tenant provides Landlord with a reasonable means of access to the Premises through such security system to allow Landlord to exercise its rights and perform its obligations under this Lease, subject to the terms of this Lease, and if such systems are changed or modified, Tenant shall immediately notify Landlord and provide such means of access. Tenant may fence or cage any equipment or facilities installed by Tenant outside the Premises with Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Any entry shall be subject to the provisions of Section 11 below.

ARTICLE 9. REPAIR/MAINTENANCE/UTILITIES/ACCESS

9.1 Landlord's Responsibilities. Subject to the provisions of Article 7, Landlord shall maintain the Building and the Project in good condition and repair at least equivalent to that maintained in similar buildings in the Central Phoenix Business District, including plate glass, doors, and all heating, air conditioning, ventilation, electrical and plumbing systems (excluding those installed by Tenant or exclusively serving the Premises, as contemplated hereunder), the common facilities, including, without limitation, the parking area, the roof and structural elements of the Premises, and all utility lines below grade or in the common facilities. Landlord shall not be responsible to make any non-routine repairs or perform any non-routine maintenance unless written notice of the need for such repairs or maintenance is given by Tenant. In the event Tenant or Tenant Parties misuse or intentionally or negligently damage the Premises, the improvements contained therein, or the Project, Tenant shall reimburse Landlord for the cost of repair or maintenance related to the misuse or damage, plus a ten percent (10%) administrative fee for such work, within ten (10) business days after written request therefor, accompanied by evidence reasonably supporting such costs. Landlord shall use commercially reasonable efforts to make available to the Premises water, electricity, gas, sewer services, and elevator service of a quantity and quality at least equivalent to such services provided in comparable or similar buildings in the Central Phoenix Business District. Except as provided in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any entry to the Premises, interruption of services or facilities, temporary closure of common facilities, or temporary interference with Tenant's business arising from the making of any repairs or maintenance; provided, however, that Tenant shall at all times have unrestricted access to the Premises, and Landlord shall use reasonable efforts to provide at least one elevator operational at all times, and Landlord shall use reasonable efforts to minimize any disturbance or interference with Tenant's ordinary business operations. Notwithstanding anything to the contrary in this Section 9.1 (but subject to Section 9.4 below), if Tenant's utilities are interrupted in the Premises for a period of more than three days, Base Rent and Operating Costs shall abate for such a period of time, retroactive to the date of utility interruption, that Tenant is unable to conduct its ordinary business operations in the Premises. So long as Landlord complies with the terms of this Article 9, rent abatement shall be Tenant's sole remedy for such interruption.

9.2 Tenant's Oblintions. Tenant shall maintain the interior of the Premises and the improvements installed by Tenant in good condition and repair. If Tenant does not comply with its obligations under this Article, Landlord may, upon reasonable prior notice to Tenant, but need not, make such repairs and replacements or obtain maintenance and service contracts, and Tenant shall pay Landlord the cost within ten (10) business days after demand.

9.3 Janitorial Services. Tenant shall be responsible for providing janitorial services for the Premises as determined by Tenant.

9.4 Utilities. All utility charges for the Premises shall be separately metered or submetered. Tenant shall pay directly to any public utility for any utility which it uses in the Premises that is separately metered by such utility and shall pay to Landlord, prior to delinquency, for any utilities supplied to the Premises that are measured by a submeter which is part of a master meter for the Project or any portion thereof. Notwithstanding the foregoing, Tenant shall be entitled to the exclusive use of 3,200 Amps of power during the term and any Renewal Terms. Tenant shall have the right at any time during the Term to tap into Building water supply in order to operate a humidifier system in the Premises, provided that Tenant pays to Landlord a reasonable charge to reimburse Landlord for Tenant's excess water usage (but not including any profit component for Landlord). Landlord and Tenant acknowledge that Landlord may from time to time, upon reasonable prior notice to Tenant, upgrade, perform routine maintenance, or change the utilities available to the Building and the Premises to comply with local law or the requirements of the power suppliers, and that these activities may involve interruptions in Tenant's utility service. Landlord will (i) use reasonable efforts to avoid outages during such upgrades, maintenance, and changes, (ii) except when impracticable, give Tenant sufficient notice before the same to permit Tenant to take additional measures, including without limitation payment of additional costs to minimize or avoid outages, and
(iii) use reasonable efforts to schedule such upgrades, maintenance, and changes as much as practicable at low usage times so as to minimize the impact. So long as Landlord complies with the provisions of this Article, Landlord shall have no liability for interruption of utilities.

9.5 Telecommunication Services. Subject to Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant may have access at no additional rental cost or other charge (but at Tenant's sole expense) and at any time during the Term to empty conduit and riser space in the Building for Tenant's use in accordance with plans and specifications approved in advance by Landlord and subject to Landlord's reasonable restrictions. Tenant shall have the right at no additional rental cost or other charge (but at Tenant's sole expense) and at any time during the Term (a) to use fiber optic cabling in the Building to be installed by Landlord in connection with Landlord's Work, or, at Tenant's election, to construct additional telecommunications entrances into the Building and into the Premises (including, without limitation, multiple and redundant entrances), (b) to install any additional conduit and facilities required in order to connect Tenant's generators, power, HVAC equipment and piping, antennas, grounding, and related equipment and for any other purpose not inconsistent with the design of the conduit and riser space, (c) to install manholes adjacent to the Building for bringing telecommunications fiber into the Building, and (d) to use Landlord's planned telecommunication entrances. As to any of the foregoing work which concerns or affects parts of the Building or the Project not within the Premises, Landlord may require that the work be inspected by Landlord or its contractors for conformance with approved plans and specifications (as reasonably approved by Landlord), at Tenant's expense, for reimbursement under the terms set forth in Exhibit C. All such work shall comply with the provisions of Article 8 above. Subject to Landlord's prior consent as to location and installation (which consent shall not be unreasonably conditioned, withheld, or delayed), Tenant may run telecommunication cables from the Premises to exit the Building and to the boundary of the land on which the Building is located.

9.6 Access. Tenant and its representatives and customers shall have access to and the right to enter the Premises and the location of any of Tenant's equipment seven days per week, 24-hours per day, 365 days per year without the requirement of prior notice. In addition, if and to the extent necessary to access any of its cabling, conduit or equipment located outside the Premises, upon reasonable prior notice to Landlord (which may be verbal or telephonic in the event of emergency repairs), Tenant shall have access to the common areas, power and telephone closets serving the Premises, parking area and loading dock, seven days per week, 24-hours per day, 365 days per year; provided, however, Tenant acknowledges that a building engineer may be required to accompany any persons gaining access to areas outside the Premises (unless such engineer is not immediately available with respect to any emergency repairs, in which case Tenant shall give such notice as is practicable, within not more than 24 hours).

ARTICLE 10. TENANT'S WORK, ALTERATIONS AND PERSONAL PROPERTY

Tenant shall not commence Tenant's Work or any alterations, additions or improvements to the Premises, including signs, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, it being acknowledged that, except as otherwise provided in this Lease, Landlord shall have sole discretion in matters affecting the Building structure, Systems, Equipment, safety, and the rights of other tenants or occupants. Notwithstanding the foregoing, for Work which (i) will cost less than $50,000 annually, in the aggregate, and (ii) does not affect the Building structure, Systems, Equipment, safety, riser and shaft capacity, or the rights of other tenants or occupants, Landlord's consent is not required, but such Work shall be performed in compliance with all other requirements of this Article and Sections
8.3 through 8.13. All Tenant's Work, alterations, additions, or improvements shall be made or done in accordance with plans and specifications approved by Landlord and shall be subject to the provisions of Sections 8.3 through 8.13 above. Other than for the initial Tenant's Work contemplated hereunder, if Landlord reasonably deems it necessary, Landlord may condition its consent upon provision of a payment bond, in amount and form reasonably satisfactory to Landlord, covering the work to be done by Tenant's contractor. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, they shall be made by Tenant at Tenant's sole cost and expense. Any contractor or person selected by Tenant to perform work within the Premises must first be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and Landlord may require by notice to Tenant given at the time that Landlord approves the plans for such work, that Tenant either use certain contractors in connection with work on or directly affecting Building Systems or arrange for supervision or review of Tenant's Work by such contractor. Tenant's Work and all alterations and improvements shall be constructed of new materials, in a good workmanlike manner, in accordance with applicable laws and codes, including without limitation the Americans with Disabilities Act. Upon the expiration or sooner termination of the Term of this Lease or of Tenant's right to possession, Tenant shall, upon demand by Landlord, at Tenant's sole cost and expense, forthwith remove any alterations, additions or improvements made by Tenant, designated by Landlord (as provided in this Lease at the time of Landlord's approval of the plans for the improvement) as requiring removal, and Tenant shall, forthwith at its sole cost and expense, repair any damage to the Premises caused by such removal and restore the Premises to a condition reasonably comparable to their condition at the commencement of the Lease (reasonable wear and tear and loss by casualty excluded);

provided, that Tenant may leave in the Premises those alterations, additions or improvements made by Tenant, designated by Landlord (as provided in this Lease at the time of Landlord's approval of plans for the improvement) as not requiring removal.

ARTICLE 11. CERTAIN RIGHTS RESERVED BY LANDLORD

Landlord shall have the right:

     (a) To change the Project's name or street address after thirty (30) days prior notice to Tenant;

     (b) To enter the Premises either personally or by a designated representative, upon no less than 24 hours prior notice to Tenant and, at Tenant's option, escorted by Tenant's representative, for the purpose of access to risers, examination, inspection, or performing Landlord's obligations hereunder (except in the event of an emergency when no notice or escort shall be required), and in showing the Premises to prospective lenders or purchasers;

     (c) To enter the Premises either personally or by a designated representative, at Tenant's option accompanied by a representative of Tenant, upon 24 hours prior notice to Tenant during the last six months of the Initial Term or Renewal Period, as the case may be (if Tenant has not elected to exercise its renewal rights), for purposes of showing the Premises to prospective tenants;

     (d) Notwithstanding anything in this Article or this Lease, Landlord or its agents shall enter Tenant's secured equipment area only after at least twenty-four (24) hours notice to Tenant and when accompanied by Tenant, except when failure to comply with the foregoing will cause imminent danger to the Premises or other portions of the Building or any person. Any entry by Landlord will be conducted with reasonable caution under the circumstances to prevent damage to or interference with any of the equipment in the area.

     (e) To grant to anyone the exclusive right to conduct any business or render any service in or to the Project, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted under Article 4 or the conduct of Tenant's business in the Premises and provided that no such exclusive rights will be granted with respect to the provision of telecommunication or power services to the Project;

     (f) Subject to the provisions of Section 8.13, to retain at all times and to use, subject to the foregoing limitations, keys (including card keys) to all doors within and into the Premises. This provision shall not apply to Tenant's safes or security cabinets for equipment within the equipment room of the Premises, or other areas maintained by Tenant for the safety and security of monies, securities, negotiable instruments or like items; and

     (g) To restrict or prohibit vending or dispensing machines of any kind in or about the Premises, except to the extent such machines are used solely for the personal use of Tenant, its employees, licensees, and agents and are not visible from the common facilities.

ARTICLE 12. DAMAGE TO PROPERTY; INJURY TO PERSONS; INSURANCE

12.1 Tenant's Responsibility. Tenant shall defend, indemnify and hold Landlord harmless from any and all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, regardless of fault or negligence which is imputed to Landlord as the owner of the Project but which involves a condition of the Premises within the control of Tenant, its employees or contractors, but excluding claims arising from Landlord's or its agents' or employees' actual negligence or intentional acts. Tenant shall further defend, indemnify and hold Landlord harmless from any and all claims arising from any breach or default in the performance of this Lease by Tenant, or arising from any act or negligence of Tenant, or of its agents or employees, and from all costs, attorneys' fees, expenses and liabilities incurred as a result of any such claim. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon, or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, unless caused by active negligence or intentional acts of Landlord, its agents or employees. Landlord shall not be liable for loss of or damage to any property by theft or otherwise, or for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of any building or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place resulting from dampness or any other cause whatsoever, except to the extent caused by the negligence or intentional acts of Landlord, its agents or employees. Landlord shall not be liable for interference with the natural light. Tenant shall give immediate notice to Landlord of any fire, accident or defect discovered with the Premises or the Building. Tenant acknowledges that it can protect itself to its satisfaction by procuring appropriate insurance.

12.2 Insurance. Throughout the Term of this Lease Tenant shall maintain special perils property insurance, including building and machinery coverage as applicable, in an amount equal to one hundred percent of the replacement value of Tenant's trade fixtures, equipment, and other personal property located on the Premises together with such other insurance as may be reasonably required by Landlord's lender or by any government agency. All proceeds of Tenant's policy of property insurance shall be payable to Tenant, and all proceeds of policies of insurance procured by Landlord shall be payable to Landlord. Tenant hereby waives any right to recovery from Landlord and Landlord hereby waives any right of recovery from Tenant for any loss or damage (including consequential loss) resulting from any of the perils insured against in the special form property insurance policy with extended coverage endorsement. During the Term of this Lease, Tenant shall, at Tenant's expense, maintain commercial general liability insurance against claims for personal injury, death or property damage occurring in, upon or about the Premises in an amount not less than $2,000,000 per occurrence and $2,000,000 annual aggregate (with a separate general aggregate limit for the Premises), automobile liability insurance with a combined single limit not less than $1,000,000, and workers' compensation insurance as required by law. Tenant's policies of liability insurance shall name Landlord as an additional insured, shall provide coverage for blanket contractual liability, premises, products/completed operations, and personal and advertising injury coverage, to the extent normally included in policies maintained by Tenant. Tenant's policies of insurance shall be primary and not contributory as to other insurance purchased by or available to Landlord, and shall have retentions or deductibles reasonably acceptable to Landlord. A certificate of the insurance required to be carried by Tenant under this Article 12 shall be delivered to Landlord prior to the Commencement Date and thereafter at least thirty days prior to the expiration of the then current policies. Upon the written request of Landlord, copies of such policies shall also be delivered to Landlord. Each policy shall contain an endorsement prohibiting cancellation or nonrenewal without at least ten (10) days prior notice to Landlord for nonpayment of premium and otherwise without thirty (30) days prior notice to Landlord.

12.4 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises or the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued special perils policies of property insurance, written notice of the terms of the mutual waivers contained in this Section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers. The waiver does not apply to claims caused by a party's willful misconduct. If, despite a party's best efforts, it cannot find an insurance company meeting the criteria above that will give the waiver at reasonable commercial rates, then it shall give notice to the other party within thirty (30) days after the Commencement Date. The other party shall then have thirty (30) days to find an insurance company that will issue the waiver. If the other party also cannot find such an insurance company, then both parties shall be released from their obligation to obtain the waiver. If an insurance company is found but it will give the waiver only at rates greater than reasonable commercial rates, then the parties can agree to pay for the waiver under any agreement they can negotiate. If the parties cannot in good faith negotiate an agreement, then both parties shall be released from their obligation to obtain the waiver.

12.5 Landlord's Insurance. Landlord shall carry full replacement special perils property insurance, including building and machinery coverages and commercial general liability insurance in an amount not less than $2,000,000 per occurrence.

ARTICLE 13. FIRE AND CASUALTY

Except as hereafter provided, if the Premises are wholly or partially destroyed or damaged by fire or other casualty, Landlord shall restore the Premises with reasonable diligence; provided, however, that Landlord shall have no obligation to restore improvements not originally provided by Landlord or to replace any of Tenant's fixtures, furnishings, equipment, or personal property and Tenant shall be responsible for refixturizing the Premises and reinstalling its equipment. Landlord need not commence repairs until a substantial portion of the insurance proceeds are available. Proceeds of Landlord's insurance payable with respect to a fire or other casualty shall be received and held by Landlord. Proceeds of Tenant' s insurance payable with respect to a fire or other casualty shall be received and held by Tenant. In the event the Premises are destroyed or damaged by any fire or casualty not covered by the insurance maintained by Landlord, or insurance required under this Lease to be maintained by Landlord, whichever is greater, or to the extent of not less than twenty-five percent of the replacement cost thereof, or if the fire or casualty occurs within the last year of the Term of the Lease, or if the Premises cannot reasonably be repaired within ninety (90) days from the date of the casualty, then Landlord or Tenant shall have the option to terminate this Lease by giving notice to the other party within sixty days after the occurrence of such damage or destruction, in which case Landlord shall retain all insurance proceeds payable with respect to its insurance with respect to the Premises as its own property, and Tenant shall retain all insurance proceeds payable with respect to its insurance with respect to the Premises as its own property. If Landlord or Tenant does not terminate this Lease as provided above, this Lease shall continue in full force and effect, but Base Rent and Operating Costs shall be equitably abated with respect to the portion of the Premises that is not usable by Tenant for its normal business operations until the restoration is substantially complete. The provisions of this Lease shall govern when this Lease is terminable as a result of a fire or casualty and no other rule or statute on the subject applies.

ARTICLE 14. CONDEMNATION

If any portion of the Premises or the Building is appropriated or taken under the power of eminent domain which Tenant determines in its reasonable judgment renders the Premises unusable by Tenant for its normal business operations, either Landlord or Tenant shall have the right to terminate this Lease, as of the date Tenant is required to vacate or can no longer use the affected part of the Premises or the Building, by giving notice in writing of such election within thirty days after receipt by Tenant from Landlord of written notice that Tenant's Premises or the Building have been or will be so appropriated or taken. Notwithstanding the foregoing, Landlord may only exercise its option to terminate this Lease under this Article 14 if Landlord terminates the leases of all other similarly situated tenants occupying premises in the Building which are also subject to the taking. If neither Landlord nor Tenant elects to terminate this Lease, then Landlord shall restore the Premises to the extent practicable to their condition prior to the taking, and the Base Rent and Operating Costs shall be reduced on an equitable basis from the date of the taking, taking into account the relative value of the portion of the Premises taken as compared to the portion remaining. All awards or compensation for any taking of any part of the Premises, whether payable to Landlord or Tenant, shall be the sole property of Landlord. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to pursue an award of compensation relating to damage to or loss of tenant improvements made by Tenant, trade fixtures or other personal property belonging to Tenant, moving expenses, inconvenience and business interruption. Landlord shall be under no obligation to restore or replace Tenant's furnishings, trade fixtures, equipment and personal property. For the purposes of this Article 14, a voluntary sale or conveyance in lieu of condemnation shall be deemed an appropriation or a taking under the power of eminent domain.

ARTICLE 15. ASSIGNMENT AND SUBLETTING; SALE BY LANDLORD

15.1 Transfer by Tenant. Except as otherwise provided in this Article 15, Tenant shall not, either voluntarily or by operation of law, assign, hypothecate, or transfer this Lease, or sublet the Premises or any part thereof, without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned, or delayed, provided the proposed assignee or sublessee is reasonably satisfactory to Landlord as to credit and character and will occupy the Premises for purposes not inconsistent with Tenant's purposes as stated in
Article 4. Landlord shall be under
no obligation to give or withhold consent until after all information reasonably required by Landlord with respect to the identity, background, experience and financial worth of the proposed assignee, transferee, or subtenant has been provided to Landlord, after which Landlord will give notice to Tenant within five (5) business days of Landlord's consent or nonconsent. No hypothecation, assignment, sublease or other transfer to which Landlord has consented shall be effective for any purpose until such time as fully executed documents of such transaction have been provided to Landlord, and, in the case of an assignment, the assignee has attorned directly to Landlord, or, in the case of a sublease, the sublessee has acknowledged that the sublease is subject to all of the terms and conditions of this Lease. Any assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Article 15 shall be voidable and shall, at the option of Landlord, terminate this Lease. The consent by Landlord to an assignment or subletting shall not be construed as relieving Tenant from obtaining the express written consent of Landlord to any further assignment or subletting or as releasing Tenant from any liability or obligation hereunder, whether or not then accrued. Except as provided in this Article, this Lease shall be binding upon and inure to the benefit of the successors and assigns of the parties. The term "assignment" includes the following, whether accomplished directly or indirectly: (a) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntarily, involuntarily or by operation of law, of a majority of the partners or members, or a transfer of a majority of ownership interests, in the aggregate on a cumulative basis, or the dissolution of the partnership or limited liability company; and (b) if Tenant is a private corporation (i.e., whose stock is not publicly held and traded through an exchange or over the counter), the: (i) dissolution, merger, consolidation or other reorganization of Tenant; (ii) sale or other transfer of more than a cumulative aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason of gift or death); or (iii) sale, mortgage, hypothecation or pledge of more than a cumulative aggregate of 50% of Tenant's net assets.

15.2 Permitted Transfers. Notwithstanding the foregoing, Tenant may assign its
     ---------------------
interest under this Lease or sublease any portion of the Premises to an Affiliate (as defined below), provided that (i) the Affiliate is a reputable entity with a tangible net worth, determined on a consolidated basis, if applicable, in accordance with generally accepted accounting principles, that is at least equal to the greater of (X) Tenant's tangible net worth immediately prior to such transaction, and (Y) Tenant's tangible net worth on the date of this Lease, and (ii) except with respect to assignment by operation of Law, an instrument is executed by the assignee or subtenant under which the transferee assumes all obligations of Tenant under this Lease, and such instrument is delivered to Landlord on or prior to or promptly after the effective date of such transaction. As used in this Lease, the term "Affiliate" means an entity which (i) controls, is controlled by, or is under common control with INFLOW, INC., or (ii) is Tenant's successor by merger, acquisition (whether structured as a stock acquisition or the acquisition of substantially all of Tenant's assets), or consolidation, (iii) acquires the business being conducted in the Premises, (iv) has at least a ten percent (10%) ownership interest in Tenant, or
(v) is owned at least ten percent (10%) by Tenant. As used herein, "control" of an entity means the possession, directly or indirectly, of the power to direct that entity's management and policies, whether through the ownership of voting securities or otherwise. A transfer under this Section 15.2 is a "Permitted Transfer" So long as Tenant is not a publicly traded corporation and subject to the confidentiality provisions of Article 23.13 below, from time to time, within a reasonable time following written request by Landlord, Tenant shall promptly provide Landlord with a statement certified by an authorized officer of Tenant which provides the following information: (i) the names of Tenant's shareholders, partners, limited partners, or members, and their ownership interests at the time of the statement; (ii) the state in which Tenant is incorporated or organized; and (iii) any information regarding a material change in Tenant's structure, including, without limitation, a merger or consolidation. Landlord may not request such a statement more than one time per year.

15.3 Co-location Not a Transfer. The co-location of equipment or the providing of short-term rights to use portions of the Premises to Tenant's customers and vendors is not an assignment or sublease by Tenant, provided that, as between Landlord and Tenant, any rights and liabilities with respect to the co-location or the co-located equipment shall be the sole responsibility of Tenant, including, without limitation, the movement thereof, in and out of the Premises in the same manner and to the same extent as if the co-locators were Tenant and their equipment belonged to Tenant.

15.4 Splitting Profits. If Landlord has approved an assignment of this Lease or a sublease of the Premises as provided above or Tenant has made a Permitted Transfer, then Tenant shall pay to Landlord when and as received by Tenant fifty percent of any consideration received by Tenant in excess of the Base Rent and other charges then payable by Tenant hereunder (calculated on a per square foot basis), after Tenant has recovered Tenant's reasonable costs, fees, and expenses incurred in connection with such assignment or sublease, including reasonable brokerage commissions, reasonable costs of architectural and engineering fees, and leasehold improvements required by the assignee or subtenant.

15.5 Continued Responsibility. Tenant shall remain fully liable for performance of this Lease, notwithstanding any assignment or sublease, for the entire Lease Term, including any Renewal Periods as to which the transferee exercises its option.

15.6 Sale of Propgrty. In the event of a sale or conveyance by Landlord of the Premises, provided that Landlord's successor in interest assumes all obligations under this Lease, Landlord shall be relieved of all future liability for the covenants or conditions, express or implied, in favor of Tenant, and Tenant shall look solely to Landlord's successor in interest. Provided that Landlord's successor in interest assumes all obligations under this Lease, this Lease shall not be affected by any sale, and Tenant shall attorn to the successor-in-interest. If any Security Deposit has been made by Tenant, the successor-in-interest shall be obligated to return it in accordance with the terms hereof and Landlord shall be discharged from any further liability in reference thereto.

ARTICLE 16. ESTOPPEL CERTIFICATE

16.1 Certification. Tenant and Landlord shall each at any time and from time to time upon not less than fifteen (15) days' prior written notice from the other party execute, acknowledge and deliver to the other party a statement in writing
(i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any; (ii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if they are claimed; and (iii) certifying such other matters relating to this Lease as the requesting party may reasonably request. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

16.2 Failure to Provide. Either party's failure to deliver a statement within
     ------------------
the fifteen (15) day time period prescribed above shall be conclusive upon such party (i) that this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) that there are no uncured defaults in the requesting party's performance, and (iii) that not more than one month's rental has been paid in advance.

ARTICLE 17. LANDLORD'S REMEDIES

17.1 Events of Default. The following are Events of Default:
     -----------------

     (a) Tenant's failure to pay rent or any other amount due under this Lease within ten (10) days after notice of nonpayment.

     (b) Tenant's failure to execute, acknowledge and return an estoppel certificate which complies with the requirements of Article 16 or a subordination agreement which complies with the requirements of Article 19, within five (5) business days after request by Landlord following the expiration of the periods provided for in Articles 16 and 19.

     (c) Tenant's failure to perform any other obligation under this Lease within fifteen (15) days after notice of nonperformance; provided, however, that if the breach is of such a nature that it cannot be cured within fifteen (15) days after receipt of written request, Tenant shall be deemed to have cured if cure is commenced promptly (in no event later than fifteen (15) days after notice of nonperformance) and diligently pursued to completion; but if a breach involves an imminent threat to health or safety, Landlord may in its notice of breach reduce the period for cure to such shorter period as may be reasonable under the circumstances.

17.2 Remedies. After the occurrence of an Event of Default, Landlord, without
     --------
further notice or demand, may exercise any one or more of the following remedies concurrently or in succession:

     (a) Terminate Tenant's right to possession of the Premises by legal process, with or without terminating this Lease, and by judicial process retake exclusive possession of the Premises.

     (b) From time to time relet all or portions of the Premises, using reasonable efforts to mitigate Landlord's damages. In connection with any reletting, Landlord may relet for a period less than or extending beyond the Term of this Lease and may make alterations or improvements to the Premises without releasing Tenant of any liability. Upon a reletting of all or substantially all of the Premises, Landlord shall be entitled to recover all of its then prospective damages for the balance of the Term of the Lease measured by the difference between amounts payable under this Lease and the anticipated net proceeds of reletting; provided, however, that if the new lease term extends beyond the Term or the Premises covered thereby includes other premises not part of the Premises, a fair apportionment of the expenses of reletting will be made, and any rental concessions will be amortized over the term of the new lease. In no event shall Tenant be entitled to receive any amount representing the excess of avails of reletting over amounts payable hereunder.

     (c) From time to time recover accrued and unpaid rent and damages arising from Tenant's breach of the Lease, regardless of whether the Lease has been terminated, together with applicable late charges and interest at the rate of 18% per annum or the highest lawful rate, whichever is less; provided, however, that Landlord shall use reasonable efforts to relet the Premises in order to mitigate Landlord's damages.

     (d) Recover all reasonable attorneys' fees and other expenses incurred by Landlord in connection with enforcing this Lease, recovering possession, and collecting amounts owed.

     (e) Perform the obligation on Tenant's behalf or remove equipment installed in contravention of the terms of this Lease and recover from Tenant, upon demand, the entire amount expended by Landlord plus fifteen percent (15%) of such amounts for handling, supervision, and overhead.

     (f) Terminate this Lease for any breach and recover from Tenant all reasonable damages it may incur by reason of such breach, including the reasonable cost of recovering the Premises, and including the worth at the time of such termination of the excess, if any, of the amount of Base Rent and charges equivalent to rent reserved in this Lease for the remainder of the stated Term over the then reasonable rental value of the Premises for the remainder of the stated Term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

     (g)  Pursue any other remedies available at law or in equity.

17.4 Subleases. Upon a termination of Tenant's right to possession, whether or
     ---------
not this Lease is terminated, subtenancies and other rights of persons claiming under or through Tenant: (i) shall be terminated or (ii) Tenant's interest shall be assigned to Landlord. Landlord may separately elect termination or assignment with respect to each such subtenancy or other matter.

17.5 Disputes, Arbitration. Notwithstanding anything to the contrary in this
     ---------------------
Article, Landlord and Tenant agree to resolve disputes between Landlord and Tenant concerning denial of consent and matters involving $50,000.00 or less, by final binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), including the Expedited Procedures, provided, however, that neither party shall be required to submit to arbitration if the dispute involves: (i) any issue that may requiring the joinder or testimony of a third party, and such third party refuses to participate in the arbitration proceedings; or (ii) the exercise of remedies for non-payment of rent, where there is no pending good faith dispute with respect to the amount owed. Absent a showing of good cause, the hearing shall be conducted within 90 days from the service of the statement of claim. All proceedings shall be governed by the Federal Arbitration Act. Each party shall bear the expense of its own attorneys, experts and out of pocket costs as well as fifty percent of the expense of administration and arbitrator fees. Depositions, other than those taken in lieu of live testimony, shall not be taken except upon the arbitrator(s) finding of special need. Parties shall be entitled to conduct document discovery in accordance with a procedure where responses to information requests shall be made within twenty days from their receipt. Either party shall be entitled to pursue remedies for emergency judicial relief in any court of competent jurisdiction, except that immediately following the preliminary adjudication of such request for emergency relief, the parties hereby consent to a stay of the judicial proceedings pending a determination of the dispute on the merits by arbitration as herein provided.

17.6 Attorneys' Fees. The prevailing party in any action related to this Lease shall be awarded reasonable attorneys' fees, court costs and expenses from the other party.

17.7. Limitation on Landlord's Remedies. Notwithstanding anything in this Section, under no circumstances may Landlord withhold services under this Lease as a remedy for Tenant's default.

ARTICLE 18. NOTICES

Notices required or permitted hereunder must be given in writing, personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier service (e.g., Federal Express, UPS) at the addresses set forth in Sections L and M of the Basic Lease Provisions or at any other address designated by Landlord or Tenant in writing, and any such notice of communication shall be deemed to have been given as of the date of delivery, if hand- or courier-delivered (including Federal Express or other established overnight service which obtains a signed receipt upon delivery), or as of three days after the date of mailing if mailed certified, return receipt requested, postage prepaid.

ARTICLE 19. SUBORDINATION/QUIET ENJOYMENT

19.1 Subordination. Landlord expressly reserves the right at any time to place liens and encumbrances on and against the Premises and the Project, superior in lien and effect to this Lease and the estate created hereby, and Tenant shall execute upon request subordination agreements in a form reasonably satisfactory to Tenant to that effect; provided however, that Tenant's execution of the subordination agreement shall be conditioned upon the holder of the encumbrance recognizing Tenant's rights, notwithstanding any foreclosure of the lien or encumbrance, and execution of a nondisturbance agreement, reasonably satisfactory to Tenant, by such holder of the encumbrance. Landlord warrants to Tenant that as of the date of this Lease, there is no deed of trust or mortgage encumbering the Project or the Premises.

19.2 Quiet Enjoyment. Subject to the other provisions of this Lease and so long as Tenant faithfully pays all rent and additional rent and other amounts owed under this Lease and performs and complies with the obligations and conditions to be performed and complied with by Tenant under this Lease, Tenant shall enjoy and have throughout the Term of the Lease the quiet and undisturbed possession of the Premises and the right to use the common areas and the other areas in which Tenant is given rights under this Lease.

19.3 Waiver of Landlord's Lien. Landlord hereby waives any lien under ARS
     ---------------------------
(S)(S)33-361 and 362, and any other liens Landlord may have under law or otherwise, in any of Tenant's furniture, trade fixtures, equipment, inventory, or other personal property, whether located on or within the Premises or otherwise, and whether now or hereafter owned by Tenant or any of Tenant's customers or co-locators. Within twenty (20) days after written request therefor, Landlord will confirm such waiver in writing in form and substance reasonably acceptable to Landlord and providing that a lender or other holder of an interest in Tenant's personal property may take possession of the Premises for purposes of foreclosure on Tenant's property for no longer than 30 days, subject to payment of rent and all other charges hereunder.

ARTICLE 20. BROKERS

Both Landlord and Tenant represent that they have dealt with no other broker than as set forth in Sections N and 0 of the Basic Lease Provisions in connection with the negotiation, execution and delivery of this Lease (the "Broker"). Landlord agrees to pay a reasonable commission to the Broker, subject to the terms of a separate agreement between Landlord and Broker. If any person other than the Broker shall assert a claim to a finder's fee, brokerage commission or other compensation on account of alleged employment as finder or broker or performance of services as a finder or broker in connection with this transaction, the party through whom the finder or broker is claiming to be owed a finder's fee, brokerage commission or other compensation shall indemnify and hold the other party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon, including but not limited to attorneys' fees and court costs in defending such claim.

ARTICLE 21. RELOCATION [INTENTIONALLY OMITTED]

ARTICLE 22. SIGNAGE

Landlord shall retain control over the exterior appearance of the Building and the Premises as viewed from the public. Tenant shall not install or permit to be installed any drapes, shutters, signs, lettering, decoration, advertising or any items on the outside of the Premises or in the interior of the Premises which are visible from the outside of the Premises and in any way adversely alter the exterior appearance of the Building or the Premises, except as described in the Final Plans or any Other Plans approved by Landlord. Landlord will provide Tenant with standard lobby signage. Tenant may at its sole expense install an identification sign to be located on or near the entryway to the Premises using Tenant's standard graphics, subject to Landlord's prior written consent as to size and location, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall have the right to remove or block up the windows in the exterior walls of the Premises, subject to Landlord's prior review and approval of the methods and materials, which approval shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 23. GENERAL PROVISIONS

23.1 Force Majeure. This Lease and the obligations of Tenant and Landlord hereunder shall not be affected or impaired because Landlord or Tenant is unable to fulfill any of its obligations hereunder or is delayed in doing so if such inability or delay is caused by reason of any strike, lockout, civil commotion, war-like operations, war, riot, fuel shortage, police activities, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, Act of God, or other cause beyond the control of the Landlord or Tenant, as applicable, except that this provision does not under any circumstances excuse non-payment of rent or additional rent.

23.2 Rules. Tenant and its officers, agents, employees, and customers shall comply with the rules and regulations established by Landlord and attached hereto as Exhibit D (the "Rules and Regulations") and with such modifications and additions as Landlord may hereafter make for the Project; provided, however, that such rules and regulations shall not be inconsistent with this Lease (and, in the event of any inconsistency between the rules and regulations and this Lease, the terms and provisions of this Lease shall prevail). Any violation of the rules and regulations shall constitute a breach of this Lease, subject to the notice and cure provisions of Article 17. Landlord shall enforce all Rules and Regulations in a non-discriminatory and equitable manner, and no change in any of the Rules and Regulations shall be effective until thirty (30) days after notice thereof is given to Tenant, result in an increase in any of Tenant's monetary obligations under this Lease or adversely affect Tenant's ability to use the Premises for the Permitted Use or the conduct of Tenant's business in accordance with the terms of this Lease. In the event of any conflict between the Rules and Regulations and the terms and conditions of the Lease, the terms and conditions of the Lease shall control.

23.3 Captions. The article captions contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision.

23.4 Integration. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

23.5 No Offer. Submission of this instrument for examination shall not bind Landlord in any manner, and no lease or obligations of Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.

23.6 No Waiver. No waiver by Landlord of any provision of this Lease or any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agent during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

23.7   Deadlines.  Time is of the essence of this Lease.

23.8 No Accord or Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent and other sums due hereunder shall be deemed to be other than on account of the earliest rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rental or other sum and the pursue any other remedy provided in this Lease.

23.9 Non-Recourse Liability. If Landlord fails to perform any of its obligations under this Lease and, as a consequence of such nonperformance, Teneant recovers a money judgment against Landlord, such judgement shall be satisfied only out of Landlord's interest in the Project. Landlord, its affiliates, shareholders, members, partners, officers, directors, heirs, personal representatives, successors or assigns, shall have no liability whatsoever for any deficiency, and no other assets of Landlord, its affiliates, shareholders, members, partners, officers, directors, heirs, personal representatives, successors or assigns, shall be subject to levy, execution or other enforcement procedures as a result of such judgement. Notwithstanding any provision of this Lease, Tenant shall not be entitled to recover consequential or speculative damages for any default by Landlord.

23.10 Governing Law; Choice of Forum. This Lease shall be deemed to be made under, shall be construed in accordance with, and shall be governed by the internal, substantive laws of the State of Arizona (without reference to choice of law principles). Any action brought to interpret, enforce, or construe any provision of this Lease shall be commenced and maintained in the Superior Court of the State of Arizona in and for the County of Maricopa (or, as may be appropriate, in the Justice Courts of Maricopa County or in the United States District Court for the District of Arizona, if, but only if, the superior court lacks or declines jurisdiction over such action). The parties irrevocably consent to jurisdiction and venue in such courts for such purposes and agree not to seek transfer or removal of any action commenced in accordance with the terms of this paragraph.

23.11 Exhibit. All Exhibits referred to herein and attached hereto are a part hereof.

23.12 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the parties and their respective successors in interest and permitted assigns, provided, however, Tenant may not assign this Lease except as provided herein.

23.13 Confidentiality. If Landlord has access to or obtains confidential information concerning Tenant's business, facilities, operations, plans, customers, proprietary software, technology, products, ownership structure (so long as Tenant is a privately held company), and finances, ("Confidential Information"), Landlord agrees that it will not use such informtion for its own account or the account of any third party except as expressly permitted under this Lease, and

Landlord will take reasonable precautions to protect the confidentiality of such information and will not disclose the Confidential Information to third parties (except as required by law, to Landlord's attorneys, accountants, third party consultants and other advisors, mortgagees and lenders, or prospective purchasers of the Building, as reasonably necessary, requiring such parties to take reasonable precautions to protect the confidentiality of the Confidential Information).

23.14 Landlord's Warranties. Landlord represents and warrants to Tenant that (i) Landlord holds fee title to the Building, including, without limitation, the Premises; (ii) the Building and the Premises, as of the date of this Lease, are not subject to any ground lease, deed of trust, or mortgage; (iii) the person executing this Lease on behalf of Landlord has full power and authority to sign this Lease on behalf of Landlord and to bind Landlord to its terms; (iv) no other person or entity has the right to occupy and use the Premises from and after the date of this Lease; (v) as of the Delivery Date, the Premises will be in compliance with Laws; and (vi) the Project is not within the 100 year flood plain.

23.15 Zoning. Landlord and Tenant acknowledge that the Project is zoned Downtown Core District under the City of Phoenix Zoning Ordinance. To Landlord's knowledge and belief, the use of the Premises as contemplated hereunder as of the date of execution of this Lease is in allowable thereunder.

ARTICLE 24.    CO-LOCATION AND RIGHT TO SERVE OTHER TENANTS

24.1 Co-location. Tenant may co-locate customer equipment in the Premises. Notwithstanding anything in this Lease to the contrary, the installation of Tenant's customers' equipment in the Premises shall not require the prior consent of Landlord, so long as the customer equipment does not exceed the floor load capacity of the Premises. Tenant shall defend, indemnify, and hold Landlord harmless from, for, and against any and all claims of and from such customers relating to such co-location. Tenant shall not be required to pay to or share with Landlord any profits or co-location fees or charges Tenant receives from the customers whose equipment is co-located. No tenancy or subtenancy shall be created by co-location of equipment allowed under this Article, nor shall co-location under this provision be considered an assignment or transfer under
Article 15 of this Lease.

24.2 Right to Serve Other Tenants. Tenant shall have the right to interconnect its telecommunications facilities with or provide telecommunications services to other tenants of the Building. Tenant may, but is not obligated to, make such connections with other tenants through an authorized "meet me room," and, in connection therewith, Tenant shall pay reasonable, uniformly applied charges assessed by the operator of the meet me room. Tenant shall not make carrier-to-carrier connections outside the "meet me room" except for Tenant's own primary use or in connection with provision of service to Tenant's customers or affiliates. Subject to the foregoing, Tenant shall be permitted reasonable access to the Building for the purpose of installing, operating, repairing, and maintaining the facilities and equipment connecting Tenant's network to the Building's other tenants. Tenant will consult with Landlord in advance to determine an appropriate entrance plan and Tenant will not proceed with installation until Landlord's written approval has been obtained, such approval not to be unreasonably withheld, conditioned or delayed. Tenant will perform any installation in accordance with
Article 10 above and in such a manner as to not unreasonably disrupt Building operations. Tenant will restore the Building to its original condition, and bear all costs for rearrangements or restoration, as necessary.

                        [SIGNATURES ON FOLLOWING PAGE]

LANDLORD:                                TENANT:

STERLING NETWORK EXCHANGE, LLC           INFLOW, INC., a Delaware corporation
a Delaware limited liability company

By: Sterling Network Manager             By: /s/ Arthur H. Zeile
Its: Managing Member                        --------------------

                                         Name: Arthur H. Zeile
By: /s/ Anthony [Illegible]                    -----------------
    -----------------------
                                         Title: President, C.E.O.
Name: Anthony [Illegible]                       ----------------
     ----------------------
                                         Date signed: 2/14/00
Title: SVP                                            ----------
      ---------------------

Date signed: 2-11-00

                                  Exhibit A




                             Floorplan Graphic of
                                   Downtown
                                   Phoenix
                                  Technology
                                   Exchange

                                   EXHIBIT B

                           SITE PLAN OF THE PROJECT

                                   EXHIBIT C

                                  WORK LETTER

I.   DESCRIPTION OF LANDLORD'S WORK
     ------------------------------

The following is a description of the improvements to be provided by Landlord in the Premises, at Landlord's cost except as designated to be at Tenant's cost, and excluding Tenant's Work, as defined in the Lease. As to all building materials and equipment which Landlord may be obligated to supply under the "Description of Landlord's Work", Landlord will provide Tenant with construction, by standard methods, of good and workmanlike quality, and in compliance with plans and specifications approved by Tenant as follows:
Landlord's architects and engineers shall prepare plans and specifications for the Building and submit them to Tenant and Setter, Leach, and Linstrom (whose address is 1100 Peavey Building, 730 Second Avenue South, Minneapolis, MN 55402). Tenant shall have 3 business days to review the plans and specifications and approve or disapprove them. If Tenant disapproves the plans and specifications, and Landlord declines to make changes to accommodate Tenant's objections, then Tenant may terminate this Lease by notice to Landlord. The approved plans and specification shall be the "Plans for Landlord's Work".

A.   STRUCTURE
     ---------

The building is an existing structure of Type II One Hour construction in accordance with the Uniform Building Code, originally designed for industrial and office functions. The various areas of the building were designed for the following live loads: 100 PSF, up to 250 PSF Landlord warrants that the Premises load capacity is 125 PSF except that those areas designated on Exhibit A as 250 PSF, which have a 250 PSF capacity. See the structural report for more detailed information on where the various loadings occur. The existing structural systems will be maintained without significant alteration. The addition of structural supports required to meet tenant requirements shall be at the Tenant's expense. Floor is exposed concrete over 100% of the lease space and shall be sealed by Landlord at Landlord's expense.

B.   ROOF
     ----

     1. Roof System: Tremco BURmastic 200, 5-layer composite ply cold process roof system with at least a 15 year warranty. Landlord will complete the Roof on or before May 26, 2000, making commercially reasonable efforts to have the Roof substantially watertight by April 21,2000.

     2. Landlord will complete the screening and parapet for the roof on or before the Commencement Date.

C.   INTERIOR FINISHES
     -----------------

     1. Asbestos has been removed from the building.

     2. Corridor and public spaces within the building shall be finished by Landlord with painted gypsum board, have vinyl tile floor coverings with 4" vinyl base, ceilings of exposed, painted structure, and wall mounted fluorescent lighting.

     3. Common toilet rooms shall be finished by Landlord with painted gypsum board walls and ceilings, baked enamel toilet partitions, resilient sheet flooring with resilient sheet cove base, and fluorescent light fixtures, except that the restroom adjacent to Tenant's Premises (as designated on Exhibit A) shall have ceramic tile floor, and laminate countertops. Tenant shall have the right to further upgrade this restroom at Tenant's sole expense and with Landlord's prior approval as to the same.

     4. Landlord shall install the demising wall as soon as possible following issuance of the applicable building permit, with metal studs, wire lath, and sheetrock on the common area side from floor to underside of deck above. The Premises side of the demising wall is Tenant's responsibility.

D.   WALKWAYS. EMERGENCY EXITS
     -------------------------

If an emergency exit/service door is required, such a door will be provided at a location determined by Landlord, and exit signs and emergency lighting provided. Emergency lighting will be provided by Landlord only in public and common use spaces. All emergency lighting required in the Premises will be provided by the Tenant at Tenant's expense.

E.   UTILITIES
     ---------

     1. Water and sewer lines currently serve the existing building and shall remain in place to serve the new building toilet facilities. Any toilet facilities constructed for the public or common use spaces to meet code requirements will be by Landlord. Any toilet spaces requested to be included in the Premises shall be subject to Landlord approval and provided by Tenant.

     2. The building is served by a wet-pipe automatic sprinkler system. The system will be modified by Landlord to provide dry-pipe sprinklers in the public and common spaces, with a sprinkler main on each level with tap-off valves to serve tenant spaces. The system will be designed to provide a dry-pipe pre-action sprinkler system if required by Tenant. All work associated with the sprinkler system from the sprinkler main tap-off valve throughout the tenant space shall be by Tenant at Tenant's expense.

     3. The current building fire alarm system will be removed and replaced with a Class "A" multi-plexed addressable system in all the public and common use areas. The system will be capable of connecting to Tenant fire alarm systems within the tenant spaces. All fire alarm work inside the tenant spaces shall be by Tenant at Tenant's expense. Tenant will be required to provide to the building fire alarm system, the monitoring points required per the authority having jurisdiction.

     4. The existing HVAC system will be replaced by the Landlord to include all public and common use spaces. A condenser water distribution system with tie-in valves will be available to all tenants at 150 BTU/SF with N + I redundancy. Extension of the piping will be from the tie-in valves located in common chases throughout the building. Common chases will be made available to all tenants to use for piping, if required, to connect to equipment that may be located on the roof, such piping to be installed by Landlord at Tenant's expense. Extension of piping, refrigerant piping, dry coolers and condensing units are at Tenant's expense. All such equipment and its location shall be subject to all local ordinances and Landlord's approval as to location, installation, and screening, which approval shall not be unreasonably withheld, conditioned or delayed.

     5. The current 4-4,000 Amp electrical distribution system will be renovated and upgraded to provide electrical service to all tenants. Landlord will provide power and electrical outlets for all public and common use spaces. Landlord will provide for use by Tenant 3,200 Amp 480 Volt 3 phase single panel power, through two 1600 Amp feeds in electrical room. Connections to the building distribution system shall be made by Landlord's contractor at Tenant's expense, reimbursed to Landlord on the earlier of 10 days following invoice by Landlord for such service or Tenant's opening for business in the Premises. Transformation and installation of electrical systems within the Premises shall be by Tenant at Tenant's expense. Landlord reserves the right to reasonably designate point of connection and internal building routing.

     6. Landlord will provide emergency power generation equipment within the building public and common use spaces to provide code required emergency power for critical functions in those areas.

     7. Fiber optic telephone lines are currently located in Second Street, Van Buren, and First Street with an existing fiber vault into the building on Second Street. On or before the Delivery Date, Landlord will have constructed a second vault to allow connection to a second source of fiber optic cabling. Connection to the fiber optic cables and distribution of signal to the tenant spaces shall be by Tenant. Tenant may bring its fiber optic cabling from the street to the Premises subject to Landlord's approval of the route over (or through) which the cabling is run, which approval shall not be unreasonably withheld, conditioned, or delayed.

     8. Power generation equipment consisting of batteries required by the tenants shall be Tenant's responsibility at Tenant's sole cost. It is expected that battery rooms will require construction to meet Article 64 of the NTPA per the City of Phoenix. Compliance with code requirements will be Tenant's responsibility and at Tenant's expense.

     9. Electrical utility is provided by Arizona Public Service. Four utility circuits are supplied from the Downtown network.

     10. Landlord will provide a building security system consisting of card-access and door monitoring.

     11. Landlord will provide Tenant with any existing non-proprietary CAD drawings of the Building and one-line drawings of the systems of the Building which are in Landlord's possession or control, in electronic format, if possible. Landlord will provide Tenant with documentation regarding Building systems in Landlord's possession or control, as reasonably requested by Tenant.

F.   GROUNDING AND LIGHTNING PROTECTION
     ----------------------------------

     1. Landlord shall provide a UL Certified Master Seal Lightning Protection System for the Building.

     2. Landlord will provide a Building AC Grounding System with a 1 to 5 Ohm Resistance. Landlord, shall provide a DC Grounding System with connection points on each floor.

     3. Lightning protection and grounding will comply with National Electric Code Requirements and Bellcore Standards.

G.   GENERATOR CUBICLES: FUELING FACILITIES: EXHAUST; AND RADIATORS
     --------------------------------------------------------------

     1. Tenant has been assigned Generator Cubicle(s) under Section 8 of the Lease, as shown on Exhibit F. Construction of Tenant's Generator Cubicles and all associated general construction is at Tenant's expense and will be responsibility of Tenant. Cubicles shall be limited to 500 usable square feet in area, and shall be designed to meet H-3 Classification per City of Phoenix requirements. Tenant is responsible for obtaining required permits and payment of all associated fees and construction costs.

     2. Landlord will design and construct Fuel Line Header from Refueling Port at exterior of the Building to a Solenoid Valve Tap-off within ten (10) feet of the Generator Cubicle (the entire fueling system is referred to as the "Fueling Port System"). Tenant, at Tenant's expense, is responsible for design and construction of the Fuel Line from Valve to Fuel Tank as well as associated conduit, power and control wiring to Fueling Port Station. Landlord directs where conduit and control piping can be run in the Building and may require that all such conduit be constructed and installed by Landlord at Tenant's expense. All Tenant piping is subject to City of Phoenix permit requirements. Tenant will pay pro rata cost of Fueling Port System and main Fuel Header Line based on the proportion of the total number of Generator Cubicles used by Tenant to the total number shown on Exhibit F.

     3. Landlord, at Tenant's expense, will design and construct a Generator Exhaust System from the Generator Motor Exhaust Port to the rooftop termination. Tenant shall provide requirements for Exhaust Duct Diameter based on Tenant Generator size. All Generator Exhaust Piping shall be Selkirk IPS. Tenant shall have right to inspect exhaust pipe installation, and provide written acceptance of the installation. If such inspection identifies corrective action, Tenant shall advise Landlord, in writing, of proposed corrective action in sufficient time for Landlord to effect repairs prior to Tenant's Commencement Date.

     4. Landlord, at Tenant's expense, will design and construct a Radiator Cooling Loop from Tenant's Generator Cubicle(s) to rooftop location of Radiator Platform and extend piping two (2) feet onto Platform. Tenant will be provided with structural platform above the roof to locate Generator Radiator(s), in the locations specified in Exhibit E. Landlord is installing the Radiator Platform, and Tenant shall pay to Landlord Tenant's share of the cost of the Radiator Platform calculated based on the pro rata portion of the Platform dedicated to Tenant's Radiator(s). (For example: Four
(4) radiator locations on a Platform. Tenant installs one (1) Radiator. Tenant's cost is one-fourth (1/4) of total Platform construction cost.) Tenant at its own expense shall be responsible for installing and securing the Radiator(s) and make final connection of Cooling Piping. Tenant at its own expense shall also provide any Sound Attenuation Devices required by local ordinances or required by City of Phoenix with respect to Tenant's equipment, and Landlord shall provide any Sound Attenuation Devices required for the Building.

     5. Tenant, at Tenant's expense, shall install a Foam Fire Suppression System for its Generator Cubicles in accordance with City of Phoenix requirements. Landlord will provide piping to allow Fire Department to introduce Fire Suppression Foam into Generator Farm Area, if required, and Tenant shall pay its proportionate share of the cost of such piping and the installation thereof, based on the proportion of the total number of Generator Cubicles used by Tenant to the total number of Generator Cubicles in the generator farm area.

H.   ROOFTOP DRY COOLER LOCATIONS
     ----------------------------

     Landlord will provide a Grillage above the roof for Tenant Dry Coolers, the cost of which will be charged to Tenant on pro rata basis based on number of Dry Coolers actually installed by Tenant. Landlord reserves the right to reasonably approve the routing of condenser piping and conduit, and Landlord may, at Landlord's option, install the same at Tenant's expense from the Premises to the Grillage. Tenant, at its expense, will be required to distribute piping to each of six shafts currently located in Tenant space. Tenant is responsible for installation of Dry Coolers and associated piping, power, and controls to meet City of Phoenix requirements, at Tenant's sole expense. Dry Cooler locations for Tenant are as indicated on attached plan identified as Exhibit E.

11. DESCRIPTION OF TENANT IMPROVEMENTS WITHIN THE PREMISES
    ------------------------------------------------------

     A. In addition to those items specified as Tenant responsibility above, Tenant shall construct Improvements in the Premises in accordance with the Final Plans approved by both parties. Tenant's construction and installation of such Improvements is subject to the master plans and specifications of the Building. Landlord will cooperate in good faith with Tenant on the permitting and approval of Tenant's Improvements.

     B. COST OF WORK PERFORMED BY LANDLORD ON BEHALF OF TENANT. As to work described above to be performed by Landlord at Tenant's expense, Landlord shall provide to Tenant as soon as is practicable, but no later than March 1, 2000, a good faith estimate as to the cost of such work. Tenant shall notify Landlord within five (5) business days as to whether Tenant approves the cost of such work. If Tenant does not approve the cost of such work, or if Landlord does not provide the cost estimates on or before March 1, 2000, then Tenant may obtain its own estimates and perform the work (or have the work performed) itself, and Landlord will reasonably cooperate with Tenant on the same. All such work will under all circumstances be subject to Landlord's prior approval of plans, specifications, and routing of pipes and conduits, such approval not to be unreasonably withheld, conditioned, or delayed. As to items which are to be prorated between Tenant and other tenants, if Tenant elects hereunder to perform the work hereunder, then Tenant shall pay for its pro rata share of such work and Landlord will pay the remainder.

     C. INSPECTIONS: REIMBURSEMENTS FOR WORK DONE BY LANDLORD AT TENANT EXPENSE. Tenant shall have the right to have its architects and engineers inspect Landlord's Work for compliance with the Lease, including, without limitation, this Exhibit C, and the Plans for Landlord's Work. In each instance above where work is be performed by Landlord at Tenant's expense, Tenant shall reimburse Landlord for such work within thirty (30) days after notice and presentation of an invoice for such work in accordance with this provision and the requirements of the Lease, provided that Tenant's architects and engineers have confirmed that the work represented by such invoice has been completed in compliance with this Lease and the Plans for Landlord's Work. If Tenant notifies Landlord that Tenant or its architects and engineers have reasonably determined that the work represented by an invoice has not been completed in compliance with this lease and the Plans for Landlord's Work, Landlord and Tenant shall use commercially reasonable good faith efforts to resolve any such disagreement, and if such disagreement cannot be resolved by Landlord and Tenant, they shall submit the matter to arbitration as provided in Section 17.4 of this Lease. Landlord may present multiple invoices from time to time as work is in progress or completed. Tenant's failure to reimburse Landlord or to notify Landlord within ten (10) business days after Tenant's receipt of notice with a copy of Landlord's invoice that Tenant is contesting the amount claimed due shall be deemed a failure to pay additional rent under the Lease. Reimbursement amounts not paid within thirty (30) days after presentation of the invoice to Tenant shall bear interest at the rate of 18% per annum or the highest rate allowed by law, whichever is lower. Landlord shall give notice with copies of invoices in accordance with the notice provisions of Article 18 of the Lease.

                                   EXHIBIT D

                             RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the Premises or the surrounding area without the prior written consent of the Landlord. If Landlord consents, it may regulate the manner of display of the sign, placard, picture, advertisement, name or notice. Without notice to and at the expense of Tenant, Landlord may remove any sign, placard, picture, advertisement, name or notice which has not been approved by Landlord or is being displayed in a non-approved manner. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside of the Building.

2. Tenant shall not obstruct sidewalks, halls, passages, exits and entrances in the Building or the Project and shall not use sidewalks, halls, passages, exits and entrances for any purpose other than ingress and egress. The halls, passages, exits and entrances are not for the use of the general public other than persons who are making use of the services offered by Tenant, and Landlord retains the right to the control thereof and may prevent access by persons whose presence, in the judgment of the Landlord, is prejudicial to the safety, character, reputation and interest of the Building; provided, however, that nothing herein contained shall be construed to prevent access by persons with whom a Tenant normally deals in the ordinary course of that Tenant's business. Except as provided in the Lease, no Tenant and no employees or invitees of any Tenant shall go upon the roof of the Building without Landlord's prior consent.

     Except as provided in the Lease, Tenant shall not alter any lock or install any new additional locks or any bolts on any door of the Premises without the prior written consent of Landlord. Tenant shall provide Landlord with copies of keys or key cards for all locks and locking systems.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purposes other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the Tenant who, or whose employees or invitees, caused it.

5. Except as permitted with respect to Tenant's Work, Tenant shall not mark on or drive nails, screw or drill into the partitions, woodwork or plaster (except as may be incidental to the hanging of wall decorations), and shall not in any way deface the Premises.

6. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

7. Except "helper animals" and seeing eye dogs, animals and birds are prohibited in or about the Premises.

8. No cooking shall be done or permitted by Tenant in the Premises, except by Tenant's employees, using an Underwriters' Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and similar beverages provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. Kitchen and lunchroom facilities and equipment as set forth in the foregoing sentence are allowed only for the use of Tenant's employees and customers.

9. Tenant shall not use or keep within the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material except for use in connection with Tenant's generators and other equipment of Tenant and Tenant's customers.

10. The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

11. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.

12. Except as provided in the Lease, Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not unreasonably interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

13. Tenant shall store all its trash and garbage within its Premises or in an outside receptacle provided by or acceptable to Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

14. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

15. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

16. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Project. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

Exhibit E graphic portraying the Downtown Phoenix Technology Exchange roof level equipment plan.